UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

MariaDB plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MariaDB plc
699 Veterans Blvd
Redwood City, CA 94063
United States of America
Dear Shareholder:
On behalf of our Board of Directors, I cordially invite you to participate in the 2023 Annual General Meeting of Shareholders (the “Annual Meeting”) of MariaDB plc (“MariaDB” or the “Company”), to be held on June 29, 2023, at 8:00 a.m. Pacific Time at 699 Veterans Blvd, Redwood City, CA 94063, United States of America (see directions at the end of this document).
The attached Notice of Annual General Meeting of Shareholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting and the procedures for participating, submitting questions and voting at the meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by phone or by mail.
On behalf of the Company’s Board of Directors, we would like to express our appreciation for your continued support of and interest in MariaDB.
Sincerely,
/s/ Paul O’Brien

Paul O’Brien
Chief Executive Officer

MariaDB plc
699 Veterans Blvd
Redwood City, CA 94063
United States of America
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2023
NOTICE IS HEREBY GIVEN that the annual general meeting of the shareholders of MariaDB plc (“MariaDB” or the “Company”) will be held at 8:00 a.m. Pacific Time, on June 29, 2023 and any adjournments (the “Annual Meeting”) at 699 Veterans Blvd, Redwood City, CA 94063, United States of America.
At the Annual Meeting, shareholders will be asked to consider and vote on the following proposals:
1.
By separate resolutions, to re-elect Christine Russell and Jurgan Ingels as Class I directors to serve, in each case, for a term of three years, until the conclusion of the Company’s annual meeting of shareholders to be held in 2026, subject to the Company’s articles of association;

2.
To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023;

3.
To appoint UHY Farrelly Dawe White Limited as the Company’s statutory auditor under Irish law, to hold office until the conclusion of the Company’s next annual general meeting of shareholders;

4.
To authorize the Audit Committee to determine the remuneration of UHY Farrelly Dawe White Limited in its capacity as the Company’s statutory auditor under Irish law; and

5.
Such other business as may properly come before the Annual Meeting.

The election of each nominee with respect to Proposal No. 1 and each of Proposal No. 2, Proposal No. 3 and Proposal No. 4, above, will be proposed as an ordinary resolution under Irish law. Assuming a quorum is present, in order to pass, an ordinary resolution requires at least a majority of the total votes cast, in person or by proxy, to be cast “FOR” the relevant proposal.
Our board of directors (the “Board”) has fixed the close of business on May 12, 2023 as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record on the Record Date will be entitled to receive notice of, and to attend and vote at, the Annual Meeting. A shareholder of record on the Record Date entitled to attend, speak, ask questions and vote at the Annual Meeting may appoint one or more proxies to attend, speak, ask questions and vote on his or her behalf by any of the procedures set out in the attached proxy statement or otherwise permitted by the Companies Act 2014 of Ireland. A proxy holder need not be a shareholder of record. To be valid a proxy must be received by the Company using one of such procedures by 11:59 p.m. Pacific Time on June 28, 2023 (or in the case of an adjournment of the Annual Meeting, such later time as may be announced by the Company, not being greater than 48 hours before the adjourned meeting).
In satisfaction of the requirements of Irish law, shareholders of record who wish to participate in the Annual Meeting from Ireland may do so by attending in person at the offices of Matheson LLP located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the meeting date and time described herein, where technological means will be made available to participate remotely in the Annual Meeting.
During the Annual Meeting, the Board will present, for consideration by the shareholders, the Company’s statutory financial statements under Irish law for the fiscal year ended May 31, 2022 (including the reports of the directors and the Irish statutory auditor thereon), together with a review of the Company’s affairs. We urge you to read the attached proxy statement for additional information concerning the matters to be considered at the Annual Meeting. The proxy statement shall be deemed incorporated into this notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This notice, the proxy statement, our annual report to shareholders for the fiscal year ended September 30, 2022 and our statutory financial statements under Irish law are available free of charge at www.envisionreports.com/MRDB. These materials are first being mailed or made available to shareholders of record as of the Record Date on or about June 5, 2023.
YOUR VOTE IS VERY IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote by internet, by phone or by signing, dating and returning your proxy card (if you request a paper copy) at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.
By Order of the Board,
/s/ Roya Shakoori

Roya Shakoori
General Counsel and Corporate Secretary

i

MariaDB plc
699 Veterans Blvd
Redwood City, CA 94063
United States of America
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
JUNE 29, 2023
INFORMATION ABOUT THE ANNUAL MEETING
Explanatory Note
On December 16, 2022, MariaDB Corporation Ab, a Finnish private limited liability company (“Legacy MariaDB”), Angel Pond Holdings Corporation, a Cayman Islands exempted company (“APHC”), MariaDB plc, an Irish public limited company and, initially a wholly owned subsidiary of APHC (“Irish Holdco”), and Meridian MergerSub Inc., a Cayman Islands exempted company and wholly owned subsidiary of Irish Holdco (“Merger Sub”), consummated the closing of the transactions contemplated by the Business Combination Agreement dated January 31, 2022, by and among Legacy MariaDB, APHC, Irish Holdco and Merger Sub (as amended by Amendment No. 1 to Business Combination Agreement dated as of December 9, 2022, the “Merger Agreement”), following related approvals at an extraordinary general meeting of APHC’s shareholders held on November 22, 2022.
Pursuant to the Merger Agreement, (i) Merger Sub merged with and into APHC, with APHC continuing as the surviving entity and a wholly owned subsidiary of Irish Holdco (the “Irish Domestication Merger”), and (ii) Legacy MariaDB then merged with and into Irish Holdco, with Irish Holdco continuing as the surviving entity (the “Merger”). Following the Merger, APHC was put into the liquidation process. The Irish Domestication Merger, the Merger and the other transactions contemplated by the Merger Agreement are collectively referred to as the “Business Combination”. In connection with the Business Combination, Irish Holdco (formerly known as Mangomill plc) changed its name to MariaDB plc, which is referred to in this proxy statement as the “Company” or “MariaDB”. Unless the context otherwise requires, references to “MariaDB,” “the Company,” “we,” “us” and “our” refer to Legacy MariaDB and its consolidated subsidiaries prior to the closing of the Business Combination and to the post-combination company and its consolidated subsidiaries following the closing of the Business Combination, and “APHC” refers to the business of Angel Pond Holdings Corporation prior to the closing of the Business Combination.
Purpose, Date, and Time
This proxy statement (the “Proxy Statement”) is provided in connection with the solicitation of proxies by and on behalf of the board of directors of MariaDB (the “Board”) for use at the 2023 annual general meeting of shareholders of the Company (the “Annual Meeting”) to be held at 8:00 a.m. Pacific Time, on June 29, 2023 at 699 Veterans Blvd, Redwood City, CA 94063, United States of America, and any adjournments thereof. The principal executive offices of the Company are located at 699 Veterans Blvd, Redwood City, CA 94063, United States of America. This Proxy Statement and proxy form were first sent to shareholders on or about June 5, 2023.
Proposals to be voted on at the Annual Meeting
MariaDB shareholders will be asked to consider and vote on the following proposals at the Annual Meeting:
1.
By separate resolutions, to re-elect Christine Russell and Jurgan Ingels as Class I directors to serve, in each case, for a term of three years until the conclusion of the annual meeting of shareholders to be held in 2026, subject to the Company’s articles of association (the “Articles”);

2.
To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023;

3.
To appoint UHY Farrelly Dawe White Limited as the Company’s statutory auditor under Irish law, to hold office until the conclusion of the Company’s next annual general meeting of shareholders;

4.
To authorize the Audit Committee to determine the remuneration of UHY Farrelly Dawe White Limited in its capacity as the Company’s statutory auditor under Irish law; and

5.
Such other business as may properly come before the Annual Meeting.

Recommendation of the Board of MariaDB
The Board unanimously recommends that MariaDB’s shareholders vote “FOR” each nominee with respect to Proposal No. 1 and “FOR” Proposal No. 2, Proposal No. 3 and Proposal No. 4.
Record Date; Outstanding Shares; Shares Entitled to Vote
The Board has fixed the close of business on May 12, 2023 as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to attend, speak, ask questions and vote at, the Annual Meeting. On the Record Date, there were 66,914,436 ordinary shares, nominal value $0.01 per share, of MariaDB (“Ordinary Shares”) outstanding and entitled to vote.
Holders of record of Ordinary Shares on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments of the Annual Meeting.
Quorum
Two shareholders present in person or by proxy and having the right to attend and vote at the Annual Meeting and together holding shares representing more than 50% of the votes that may be cast by all shareholders at the relevant time shall be a quorum at the Annual Meeting.
Vote Required; Broker Non-Votes; Abstentions
The election of each nominee with respect to Proposal No. 1 and each of Proposal No. 2, Proposal No. 3 and Proposal No. 4 will be proposed as an ordinary resolution under Irish law. Assuming a quorum is present, in order to pass, an ordinary resolution requires at least a majority of the total votes cast, in person or by proxy, to be cast “FOR” the relevant proposal.
Abstentions and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast “FOR” or “AGAINST” a given proposal, and therefore, are not included in the tabulation of the voting results. Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.
The following table summarizes the votes required for passage of each proposal, as well as the effect of broker abstentions and broker non-votes, if applicable.
Proposals	Votes Required for Approval	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
By separate resolutions, to re-elect Christine Russell and Jurgan Ingels as Class I directors	Majority of votes cast	No	No effect	No effect
To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023	Majority of votes cast	Yes	N/A	No effect

Proposals	Votes Required for Approval	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
To appoint UHY Farrelly Dawe White Limited, as the Company’s statutory auditor under Irish law, to hold office until the conclusion of the Company’s next annual general meeting of shareholders	Majority of votes cast	Yes	N/A	No effect
To authorize the Audit Committee to determine the remuneration of UHY Farrelly Dawe White Limited in its capacity as the Company’s statutory auditor under Irish law	Majority of votes cast	Yes	N/A	No effect
Voting; Proxies/Discretion; Revocation
A shareholder of record on the Record Date entitled to attend, speak, ask questions and vote at the Annual Meeting may appoint one or more proxies to attend, speak, ask questions and vote on his or her behalf by any of the procedures set out below or otherwise permitted by the Companies Act 2014 of Ireland. A proxy holder need not be a shareholder of record. To be valid a proxy must be completed, submitted and received by the Company using one of such procedures no later than 11:59 p.m. Pacific Time on June 28, 2023 (or in the case of an adjournment of the Annual Meeting, such later time as may be announced by the Company, not being greater than 48 hours before the adjourned meeting) (the “Voting Deadline”).
Ordinary Shares represented at the Annual Meeting by properly completed proxies, submitted and received by the Company prior to the Voting Deadline, and not revoked prior to or at the Annual Meeting (or any adjournments thereof), will be voted at the Annual Meeting and at any adjournments of the Annual Meeting, in accordance with the instructions on the proxies.
Voting
Shareholder of Record: Shares Registered in Your Name.   If you are a shareholder of record, you may appoint a proxy to vote on your behalf in one of the following ways:
•
You may vote via the internet.   To vote via the internet, go to www.envisionreports.com/MRDB to complete and submit an electronic proxy card. You will be asked to provide the control number from the proxy card when you vote. Your proxy card must be completed, submitted and received by the Company by the Voting Deadline for your vote to be counted. If you vote via the internet, you do not need to return a proxy card by mail.

•
You may vote by telephone.   To vote by telephone, dial 1-800-652-VOTE (8683) within the United States or U.S. territories or Canada and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your telephone proxy must be completed, submitted and received by the Company by the Voting Deadline for your vote to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•
You may vote by mail.   To vote by mail using the proxy card, you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received by the Voting Deadline. Proxy cards received by mail by the Voting Deadline will be forwarded to the Company’s registered office in Ireland electronically.

A shareholder of record may also vote by attending the Annual Meeting in person at (i) 699 Veterans Blvd, Redwood City, CA 94063, United States of America, at the meeting date and time described herein or (ii) the offices of Matheson LLP located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland at the same date and time, where technological means will be made available to participate remotely in the Annual Meeting. In either case, any such shareholder will need to bring proof of identification along with proof of share ownership to the relevant venue.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.   If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Proxies/Discretion
Shareholder of Record: Shares Registered in Your Name.   If you are a shareholder of record and you submit a duly executed proxy, but you do not provide voting instructions, your shares will be voted:
•
FOR the re-election of each of the director nominees named in Proposal No. 1;

•
FOR Proposal No. 2, the ratification of the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023;

•
FOR Proposal No. 3, the appointment of UHY Farrelly Dawe White Limited as the Company’s statutory auditor under Irish law to hold office until the conclusion of the Company’s next annual general meeting of shareholders;

•
FOR Proposal No. 4, the authorization of the Audit Committee to determine the remuneration of UHY Farrelly Dawe White Limited in its capacity as the Company’s statutory auditor under Irish law.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.   If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm), Proposal No. 3 (appointment of the statutory auditor under Irish law) and Proposal No. 4 (authorization of the Audit Committee to determine the remuneration of the statutory auditor under Irish law) are routine matters. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2, Proposal No. 3 and Proposal No. 4.
Revocation
A shareholder of record who appoints a proxy may revoke it before or at the Annual Meeting by: (i) submitting a new electronic proxy card by internet or telephone proxy which is received by the Company prior to the Voting Deadline; (ii) by completing, dating and signing a new proxy card with a later date and returning it by mail to Proxy Services, c/o Computershare Investor Services, PO Box 43101, Providence, RI 02040-5067 so that it is received by the Voting Deadline; (iii) attending the Annual Meeting in person (either in Redwood City or Dublin, as described above) and voting at the meeting; or (iv) delivering to our General Counsel and Corporate Secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy prior to the Annual Meeting (or adjournment thereof). Attending the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to MariaDB plc, 699 Veterans Blvd, Redwood City, CA 94063, United States of America or MariaDB plc, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, Attention: Roya Shakoori, General Counsel and Corporate Secretary or via email to proxy@mariadb.com. If your Ordinary Shares are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.
Proxy Solicitation Costs
We are soliciting proxies for the Annual Meeting from our shareholders. We will bear the expense of soliciting proxies. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Ordinary Shares for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Ordinary Shares for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.
Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or in the event of any adjournments of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, in accordance with the Articles, the Annual Meeting will stand adjourned to (i) the same day in the next week, at the same time and place, or (ii) to such other day at such other time and place as the Board may determine. If at the adjourned Annual Meeting a quorum is not present within 30 minutes (or such greater time as determined by the chairperson of the meeting) after the time appointed for the adjourned Annual Meeting, the members present shall be a quorum. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Shareholders of Record; Beneficial Owners
Shareholder of Record: Shares Registered in Your Name.   If, at the close of business on the Record Date, your shares were registered directly in your name on our register of shareholders maintained by Computershare Inc., our transfer agent, then you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.   If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name”. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters.
Inspector of Elections
A Representatives of Computershare Inc. will serve as the independent inspector of election.
Receipt of More Than One Set of Voting Materials
Shareholders may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered under more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.
Householding of Proxy Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to shareholders and Proxy Statement, may have been sent to multiple beneficial shareholders in your household. To receive a separate copy of any of these documents, you may contact us as follows:

MariaDB plc
Attention: Roya Shakoori, General Counsel and Corporate Secretary
699 Veterans Blvd, Redwood City, CA 94063, United States of America
Email: proxy@mariadb.com
Shareholders who hold shares in street name may contact their brokerage firm, bank or other nominee to request information about householding.
Reporting of Voting Results
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that will be filed within four business days of the Annual Meeting. If final voting results are not available to us at that time, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS
As of the date of this proxy statement, our Board was composed of seven members, classified into three classes and with standing Board committee composition as set forth in the table below.
Name	Current Term Expires	Age	Audit Committee	Compensation and Human Resources Committee	Governance and Sustainability Committee
Class I
Christine Russell	2023	73	**	*	*
Jurgen Ingels	2023	52	*	**
Class II
Harold R. Berenson	2024	66		*
Theodore T. Wang	2024	56
Class III
Alexander B. Suh†	2025	62	*		**
Michael Howard	2025	63
Paul O’Brien	2025	67

†
Board Chair

*
Committee Member

**
Committee Chair

The terms of office of the Class I directors, Christine Russell and Jurgen Ingels, will expire at the conclusion of the Annual Meeting. Upon the recommendation of our Governance and Sustainability Committee, the Board has approved the nomination of the Class I directors, Christine Russell and Jurgen Ingels, for re-election at the Annual Meeting to serve, in each case, for a term of three years expiring at the conclusion of our 2026 annual meeting of shareholders and, subject to the Articles, until such time as her or his respective successor shall be elected (subject however to prior death, resignation, retirement, disqualification or removal from office). Each nominee is currently a director of the Company and has consented to serve as a director, if elected. In the event of death, disqualification, resignation, retirement, disqualification or removal from office of any nominee or the refusal or inability of any nominee to serve as a director, the Board, acting on the recommendation of our Governance and Sustainability Committee, may appoint such person as they see fit to fill the casual vacancy so created in accordance with the Articles.
There are no family relationships between any of our directors, nominees, or executive officers. There also are no arrangements or understandings between any director, nominee, or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.
Vote Required for Approval
The form of shareholder resolution for this proposal is below. In accordance with the requirements of Irish law, the re-election of each of the nominees is being proposed by way of separate ordinary resolution of the Company, requiring, in each case, at least a majority of the total votes cast, in person or by proxy, to be cast “FOR” the re-election of the relevant nominee.
RESOLVED THAT, Christine Russell and Jurgen Ingels be, and each hereby is, by way of separate ordinary resolution, re-elected to serve as a Class I director of the Company, to serve for a term of three years expiring at the conclusion of our 2026 annual meeting of shareholders and, subject to article 160 of the Company’s articles of association, until the election of her or his respective successor, subject however to her or his prior death, resignation, retirement, disqualification or removal from office.
Recommendation of the Board
MARIADB’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” ALL OF THE CLASS I DIRECTOR NOMINEES.

Class I Director Nominees For Election at the Annual Meeting
Information regarding our Class I director nominees, including their qualifications and principal occupations, as well as the key experience and qualifications that led the Board to conclude each nominee should serve as a director, is provided below.
Christine Russell served as a member of the board of directors of Legacy MariaDB from July 2022 until the completion of the Business Combination and has served as a member of our Board since the completion of the Business Combination. From July 2018 to September 2020, Ms. Russell served as CFO of PDF Solutions, Inc., a SaaS software company in the semiconductor industry. From March 2015 to March 2018, she was CFO of UniPixel, Inc., a touch sensor film company. Prior to that, Ms. Russell held numerous senior financial management positions, including as CFO, at numerous companies, including Vendavo, Inc., EAG, Inc., Virage Logic, OuterBay Technologies, Ceva, Inc., and Cygnus Solutions. She led the successful IPOs of Persistence Software and Valence Technology. Since 2005 and 2017, respectively, Ms. Russell has served on the board of directors and as audit committee chair of QuickLogic Corporation, a public company in the semiconductor industry, and eGain Corporation, a public company providing customer service infrastructure software solutions. In addition, she joined the board of AXT, Inc., a public company in the semiconductor industry, in December 2019. Ms. Russell has also served on the board of iCoin Technology since March 2021. She is the Past President of Financial Executives International (Silicon Valley Chapter), Past President of the National Association of Corporate Directors (Silicon Valley Chapter), and Past President and Chairman Emeritus of Silicon Valley Directors Exchange. Ms. Russell holds a B.A. and M.B.A. in finance from the University of Santa Clara. We believe Ms. Russell is qualified to serve on our Board given her extensive financial and management experience as an executive at multiple public companies and numerous fund-backed companies, as well as her broad range of service on public and private company and other boards, and the deep knowledge that service brings to our Board.
Jurgen Ingels served as a member of the board of directors of Legacy MariaDB from May 2020 until the completion of the Business Combination and has served as a member of our Board since the completion of the Business Combination. Mr. Ingels is the Founder and Managing Partner of SmartFin, a growth stage private equity fund that he founded in December 2014. Prior to that, Mr. Ingels was the Founder and Chief Financial Officer of Clear2Pay, a global payments software technology company, from 1999 until October 2014, when it was acquired by FIS Global. Mr. Ingels previously held the position of Senior Investment Manager at Dexia NV/S.A. from 1997 to 2001. Mr. Ingels has served on the board of directors of Materialise, a public company in the 3D printing/additive manufacturing sector, since November 2013. Mr. Ingels has also served as a member of the board of directors of WDP, a public company in Europe focused on the development of logistical concepts and warehouses, since February 2018. From January 2015 until December 2021, he served on the board of directors and audit committee of UnifiedPost Group, a public company in digital automatization. He has been an advisory board member of NPM Capital since March 2022 and has served on the Investment Committee of Tioga Capital Partners since July 2020. Mr. Ingels currently serves on numerous private company boards and has been a member of different audit committees, including Ghelamco, since June 2017, Itineris, since May 2012 and Projective, since December 2011, Deliverect, since April 2020, and Guardsquare, since December 2014. Mr. Ingels holds a Master of Science degree in Political and Social Sciences and an MBA from the University of Antwerp. We believe Mr. Ingels is qualified to serve on our Board given his extensive experience in investment and finance, as well as his broad range of service on company boards, including his service on the Legacy MariaDB board of directors and the knowledge that service brings to our Board.
Continuing Class II Directors
Harold R. Berenson served as a member of the board of directors of Legacy MariaDB from September 2022 until the completion of the Business Combination and has served as a member of our Board since the completion of the Business Combination. Mr. Berenson is the founder of Gaia Platform, a platform for developing applications for Autonomous Machines, and served in this role from March 2018 to March 2022. He is the President of True Mountain Group, LLC, a software engineering and management consultancy that he founded in 2002. Mr. Berenson served as VP, Relational Database Services at Amazon Web Services from August 2014 to October 2017. He was the co-founder and President of PredictableIT, a SaaS/infrastructure-as-a-service startup, from January 2005 to October 2006. Mr. Berenson is a former senior engineering executive at Microsoft Corporation, and served as Distinguished Engineer from November 2006 to October 2010, and as General Manager from April 1994 to April 2002. Prior to this, he served as Senior Consulting Engineer at Digital Equipment Corporation for 18 years. Mr. Berenson served on the board of directors of Auger.AI, a private company focused on automated machine learning, from December 2017 to March 2022. We believe Mr. Berenson is qualified to serve on our Board given his extensive technical and management experience, including in the cloud computing industry.
Dr. Theodore T. Wang has served as a member of our Board since the completion of the Business Combination and served as a director of Mangomill plc prior to completion of the Business Combination. Dr. Wang was a co-founder of APHC and served as the chairman of the APHC board of directors and chief executive officer of APHC from January 2021 until the completion of the Business Combination. Dr. Wang is the co-manager of the Sponsor. Dr. Wang has more than 25 years of experience in finance and investing. He was a Partner of Goldman Sachs, where he held many leadership positions over the course of his 18-year tenure. He joined Goldman Sachs in 1996 and was named Managing Director and Head of U.S. Convertibles Trading in 2002. In 2006, he was named a Partner and Co-Head of U.S. Stock Trading, Stock Options Trading, Convertibles Trading, Risk Arbitrage and Franchise Risk Management. In 2009, he became Global Co-COO of One Delta Trading, and in 2012 became the unit’s Global Co-Head as well as Co-Head of Equities Trading for the Americas. Upon retiring from Goldman Sachs in 2014, Dr. Wang founded Puissance Capital Management, an asset management firm primarily focusing on investing in innovative healthcare companies in the United States and China. In 2014, he founded Angel Pond Capital LLC, which became an operational broker/dealer firm in 2017 and focuses on advisory services in the life science sector. Dr. Wang serves on the board of one other U.S. public company, Bellerophon Therapeutics, and serves on the board of a privately-held company in China, Angel Pharmaceuticals, which he co-founded. He also serves as an independent director on the Audit Committee of Fiduciary Trust Company, a Division of Franklin Templeton. Dr. Wang previously served as an independent director of Tracon Pharmaceuticals, Inc. until June 2019, of ViewRay, Inc. until July 2019 and of Ekso Bionics Holdings, Inc. until February 2021. Dr. Wang holds a Ph.D in Physics from the University of Minnesota, an MBA from the University of Texas, Austin, and a B.S. from Fudan University in Shanghai, China. He is a trustee of the Dunhuang Foundation, and a member of Committee of 100, an organization of distinguished Chinese Americans with a mission to improve US-China relations. We believe that Dr. Wang is qualified to serve on our Board because of his deep financial expertise and his many years of experience in leadership roles, including board positions.
Continuing Class III Directors
Alexander B. Suh served as a member of the board of directors of Legacy MariaDB from 2012 until the completion of the Business Combination and has served as chair of our Board since the completion of the Business Combination. Mr. Suh is a founding Managing Director of California Technology Ventures, LLC, a Southern California venture capital firm focusing on, among other things, information technology, and has served as a Managing Director since 1999. Mr. Suh is also a founding Managing Director of J.J. Jacobs Enterprises, LLC and Jacobs Capital Group, LLC, a Pasadena, California-based venture capital firm and a fund-of-fund firm that offers strategic partnerships with California Technology Ventures, where he has served as a Managing Director between 1993 and 2005, respectively. In addition, Mr. Suh served or has served on numerous for-profit and non-profit boards over the years, including serving on the board of AIVITA Biomedical, Inc., a cell therapy research and development company, since 2016, Gamevice, a game controller designer and engineer, since 2017, and ClearFlow Inc., a company offering a suite of cardiac clearance technologies, since 2011. Mr. Suh graduated from the University of Denver’s School of Business with a BSBA in Management. We believe Mr. Suh is qualified to serve on our Board given his extensive experience in investment and finance, including in the information technology industry, as well as his broad range of service on company boards, including his service on the Legacy MariaDB board of directors and the knowledge that service brings to our Board.
Michael Howard served as Chief Executive Officer and a director of Legacy MariaDB from December 2015 until the completion of the Business Combination and served as our Chief Executive Officer until May 26, 2023 and has served as a director since the completion of the Business Combination. Prior to that, Mr. Howard served as CEO of C9 Inc., a provider of SaaS applications, through its acquisition by InsideSales.com. Mr. Howard previously served as Chief Marketing Officer at Greenplum (now Pivotal), the big data division of EMC Corporation, a provider of enterprise storage systems, software and networks, as well as CEO at Ingrian Networks and OuterBay Technologies. In addition, he served as Vice President and General Manager, Internet Division at Veritas Technologies, a data management company, and Vice President, Data Warehousing and Integration Technologies at Oracle Corporation, a global technology company. Mr. Howard studied Slavic Languages and Literature and Computer Science from the University of California, Berkeley. As our former Chief Executive Officer with his deep knowledge of the Company and its business and with his broad experience in the software, including database solutions, industry, we believe Mr. Howard is qualified to serve as a member of our Board.
Paul O’Brien has served as Senior Vice President, Sales and Field Operations of the Company since March 2023 and as Chief Executive Officer and a director since May 26, 2023. Prior to March 2023, Mr. O’Brien served as Vice President, Operations at NetApp, Inc., a storage and data management company, from May 2020 to May 2022. From January 2015 to February 2020, Mr. O’Brien served as Vice President, Business Intelligence and Operations at Symantec Corporation, a security company. Prior to that, Mr. O’Brien held various management positions at EMC Corporation, a storage and data management company, and HP Inc. (then Hewlett-Packard Company), a technology company, and also served as a partner at Prism Venture Partners, a venture firm. Mr. O’Brien holds a B.S. in Business Administration from Merrimack College. The Board believes that Mr. O’Brien brings to the Board a deep knowledge of sales and marketing, operational and strategic development, product management, and global marketing strategy. In addition, through his experience at the Company and at prior companies, Mr. O’Brien has a broad understanding of the operational issues that face companies such as MariaDB, and as the Company's Chief Executive Officer, he will be a critical bridge between everyday Company, industry, and investor matters and the Board.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to shareholder ratification, the Audit Committee of the Company’s Board has appointed the firm of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2023. Although ratification of this appointment is not required to be submitted to a vote of the shareholders by law, our Board believes that shareholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of MaloneBailey will not be present at the Annual Meeting and will not be available to respond to questions posed by shareholders. MaloneBailey has served as our independent registered public accounting firm since 2022.
Vote Required for Approval
The form of shareholder resolution for this proposal is below. In accordance with the requirements of Irish law, this resolution is being proposed as an ordinary resolution of the Company, requiring at least a majority of the total votes cast, in person or by proxy, to be cast “FOR” the proposal.
RESOLVED THAT, the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023 be, and hereby is, ratified and approved.
Recommendation of the Board
MARIADB’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023.
Fees Paid to Independent Registered Public Accounting Firm
MaloneBailey was appointed as our independent registered public accounting firm in 2022. The fees of MariaDB presented below are not representative of the fees to be billed by MaloneBailey for MariaDB as a public company but are presented solely to provide our shareholders with a basis to understand our historical relationship with MaloneBailey.
The following table presents fees for professional services rendered by MaloneBailey to us for the years ended September 30:
	2022	2021
Audit fees(1)	$617,355	$470,132
Audit-Related(2)	162,000	—
Tax	—	—
All Other Fees	—	—
Total fees	$779,355	$470,132

(1)
Audit Fees.   Audit fees included services associated with the annual audit of our financial statements, review of interim financial statements, review of registration statements and other SEC disclosures.

(2)
Audit-Related Fees.   Audit-related fees include professional consultations with respect to accounting issues directly related to the financial statement audits and due diligence in connection with acquisitions and accounting consultations not included in audit fees.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors and, pursuant to the Audit Committee charter, all audit engagements must be approved in advance by the Audit Committee. For fiscal year 2022, because Legacy MariaDB was not yet a public company, the services provided to the Company by MaloneBailey during fiscal year 2022 were approved by management.

PROPOSAL NO. 3 — APPOINTMENT OF UHY FARRELLY DAWE WHITE LIMITED AS THE COMPANY’S STATUTORY AUDITOR UNDER IRISH LAW
Under the Irish Companies Act, our statutory auditor under Irish law must be appointed at each annual general meeting of shareholders to hold office until the conclusion of the next annual general meeting of shareholders. BKM Accountants Limited has served as our statutory auditor since our registration as a public limited company on January 24, 2022. Based upon the recommendation of the Audit Committee, the Board has approved the proposal that shareholders appoint UHY Farrelly Dawe White as the Company’s statutory auditor under Irish law to hold office until the conclusion of the next annual general meeting of shareholders. If this proposal does not receive an affirmative majority of the votes cast, in person or by proxy, by shareholders entitled to vote at the Annual Meeting, the Board, based on the recommendation of the Audit Committee, may appoint another statutory auditor to fill the vacancy.
Vote Required for Approval
The form of shareholder resolution for this proposal is below. In accordance with the requirements of Irish law, this resolution is being proposed as an ordinary resolution of the Company, requiring at least a majority of the total votes cast, in person or by proxy, to be cast “FOR” the proposal.
RESOLVED THAT, UHY Farrelly Dawe White Limited be, and hereby is, appointed as the Company’s statutory auditor under Irish law, to hold office until the conclusion of the next annual general meeting of the Company.
Recommendation of the Board and the Audit Committee
MARIADB’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF UHY FARRELLY DAWE WHITE LIMITED, AS THE COMPANY’S STATUTORY AUDITOR UNDER IRISH LAW TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF THE COMPANY.

PROPOSAL NO. 4 — AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE THE REMUNERATION OF THE COMPANY’S STATUTORY AUDITOR UNDER IRISH LAW
Under the Irish Companies Act, the remuneration of our statutory auditor under Irish law must be fixed in an annual general meeting of the Company or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize the Audit Committee to determine UHY Farrelly Dawe White Limited’s remuneration as our statutory auditor under Irish law for the duration of UHY Farrelly Dawe White Limited’s term of office.
Vote Required for Approval
The form of shareholder resolution for this proposal is below. In accordance with the requirements of Irish law, this resolution is being proposed as an ordinary resolution of the Company, requiring at least a majority of the total votes cast, in person or by proxy, to be cast “FOR” the proposal.
RESOLVED THAT, the Audit Committee be, and hereby is, authorized to determine UHY Farrelly Dawe White Limited’s remuneration as statutory auditor under Irish law for the duration of UHY Farrelly Dawe White Limited’s term of office.
Recommendation of the Board of MariaDB
MARIADB’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE THE REMUNERATION OF THE COMPANY’S STATUTORY AUDITOR UNDER IRISH LAW.

CORPORATE GOVERNANCE AND BOARD MATTERS
Composition of our Board
Pursuant to the Irish Companies Act and the Articles, our Board is responsible for the management of our business and serves as the ultimate decision-making body of the Company except for those matters reserved under Irish law to our shareholders. Our Board oversees our management team to whom it has delegated the power to manage our day-to-day operations. While our Board’s oversight role is very broad and may concentrate on different areas from time to time, its primary areas of focus are strategy, oversight, governance, risk, and compliance, as well as assessing management and making changes as circumstances warrant. In certain of these areas, responsibility will be conferred on our Board’s committees, which in turn will be responsible for reporting to our Board on their activities and actions.
In accordance with the terms of the Articles, our Board establishes the authorized number of directors from time to time by resolution, which number shall not be less than two. Our Board consists of seven members as of the date of this Proxy Statement. In accordance with the Articles, our Board is divided into three classes: Class I, Class II and Class III. The term of the initial Class I directors will terminate at the conclusion of the Annual Meeting; the term of the initial Class II directors will terminate at the conclusion of our 2024 annual general meeting; and the term of the initial Class III directors will terminate at the conclusion of our 2025 annual general meeting. At each annual general meeting beginning with the Annual Meeting, all of the directors of the class of directors whose term expires at the conclusion of that applicable annual general meeting will retire from office unless re-elected, and re-elected directors and successors to that class of directors will be elected for a three-year term.
Our Board is divided among the three classes as follows:
•
the initial Class I directors are Christine Russell and Jurgen Ingels, and their terms will expire at the Annual Meeting;

•
the initial Class II directors are Harold R. Berenson and Theodore T. Wang, and their terms will expire at the annual general meeting to be held in 2024; and

•
the Class III directors are Alexander B. Suh, Michael Howard and Paul O’Brien, and their terms will expire at the annual general meeting to be held in 2025.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes in order to maintain the number of directors in each class as nearly equal as possible or as the chair of our Board may otherwise direct. In no case will a decrease in the number of directors shorten the term of any incumbent director.
A director shall generally hold office until the conclusion of the annual general meeting for the year in which such director’s term expires and, subject to the Articles, until such director’s successor shall be elected, subject to prior death, resignation, retirement, disqualification or removal from office.
Any vacancy on our Board, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, generally, can only be filled by (i) the decision of a majority of the directors then in office, provided that a quorum is present and provided that the appointment does not cause the number of directors to exceed any number fixed in accordance with the Articles as the maximum number of directors, or (ii) by a vote of the shareholders of the Company in a general meeting.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of the management or a change in control of the Company.
Director Selection and Evaluation
The Governance and Sustainability Committee oversees the selection and recommendation of nominees for election as directors to the Board. The Governance and Sustainability Committee may consider candidates who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. When considering director nominees at an annual general meeting or upon a vacancy, the Governance and Sustainability Committee reviews the needs of the Board for various skills, backgrounds, experiences, attributes, and expected contributions. The Governance and Sustainability Committee also takes into consideration the qualification standards established from time to time by the Governance and Sustainability Committee. When reviewing potential nominees, including incumbents, the Governance and Sustainability Committee considers the perceived needs of the Company and the Board as a whole, as well as the candidate’s relevant background, experience, skills, attributes, and expected contributions to the Board. While the Company does not have a specific policy regarding diversity, when considering the nomination of directors, the Governance and Sustainability Committee also considers the diversity of its directors and nominees in terms of knowledge, experience, background, skills, attributes, expertise, and other demographic factors.
The Governance and Sustainability Committee evaluates candidates recommended by shareholders using the same criteria it applies to evaluate other candidates. Shareholders who wish to recommend a director candidate should provide the candidate’s name, biographical data and other relevant information together with a consent from the suggested candidate to serve on the Company’s Board if nominated and elected to the Chair of the Governance and Sustainability Committee by sending such information to: MariaDB plc, Attn: Roya Shakoori, General Counsel and Corporate Secretary, 699 Veterans Blvd, Redwood City, CA 94063, United States of America. A shareholder wishing to nominate a candidate must follow the notice procedures described in the Articles. Any notice of director nomination submitted to MariaDB must include the additional information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Director Independence
Our Ordinary Shares and public warrants to acquire Ordinary Shares are listed on the New York Stock Exchange (“NYSE”). Under the rules of the NYSE, independent directors must generally comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a material relationship with the listed company. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and certain other rules of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and certain other rules of the NYSE.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under other applicable rules of the NYSE, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of the NYSE, the board of directors must affirmatively determine that the member of a compensation committee is independent, including following consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Based on the determination of our Board, each of our directors is considered an “independent director” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act, other than Dr. Wang and Messrs. Howard and O’Brien.

Board Leadership Structure
The positions of chief executive officer and chair of the Board are held by separate individuals. Alexander Suh has served as Chair of our Board since the completion of the Business Combination. The position of Chair is independent from management. As Chair, Mr. Suh sets the agendas for, and presides over, the Board meetings and also chairs executive sessions of the non-management directors, which are held periodically. Our Chief Executive Officer is also a member of the Board and participates in its meetings. The Board believes the separation of the positions of Chief Executive Officer and Chair is the appropriate structure at this time. The Board regularly assesses its leadership structure from time to time to ensure that the leadership structure is the most appropriate for the Company.
Role of the Board in Risk Oversight
One of the key functions of our Board is to provide informed oversight of our risk management processes as designed and implemented by our management. Our Board does not currently have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through, and with appropriate updates from, the various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic, business plan and capital risk exposures, while our Audit Committee has the responsibility to consider and discuss our enterprise risk management and major financial risk exposures and the steps management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with applicable financial, legal and regulatory requirements. Our Compensation and Human Resources Committee assesses and monitors whether our compensation and human resources plans, policies and programs comply with applicable legal and regulatory requirements and consider related risks. Our Governance and Sustainability Committee oversees our overall corporate governance profile and ratings, composition and structure of our Board and its committees, and director independence, as well as environmental, social and other governance-related matters, and considers related risks.
Meetings and Committees of the Board
From the closing of the Business Combination on December 16, 2022, our Board has met three (3) times. Each of our directors attended at least 75% of our Board meetings during the fiscal year ended September 30, 2022.
We expect our directors to attend all board meetings and any meetings of committees of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. We do not have a policy for the attendance of our directors at our annual general meeting of shareholders, but all directors are encouraged to attend.
Audit Committee
Christine Russell, Jurgen Ingels, and Alexander B. Suh serve as members of our Audit Committee. Under the NYSE listing standards and rules and applicable SEC rules, the members on the Audit Committee must generally be independent. Our Board has determined that each of Christine Russell, Jurgen Ingels, and Alexander B. Suh are independent under the NYSE listing standards and rules and applicable SEC rules. Christine Russell serves as the Chair of the Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that each of Christine Russell, Jurgen Ingels, and Alexander B. Suh qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met two times since the closing of the Business Combination. The Audit Committee is responsible for, among other things, the following matters:
•
assisting our Board in overseeing the corporate accounting and financial processes;

•
selecting a qualified firm to serve as our independent registered public accounting firm to audit our financial statements and determining the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work;

•
helping to ensure the independence and performance of our independent registered public accounting firm;

•
discussing the scope and results of the audit with our independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

•
overseeing the audit of the statutory financial statements under Irish law and the selection, remuneration and performance of the Irish statutory auditor;

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establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•
reviewing and overseeing our policies and processes on enterprise risk management;

•
reviewing the adequacy and effectiveness of our internal control policies and procedures and disclosure controls and procedures;

•
reviewing policies, processes and matters regarding related person transactions;

•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by our independent registered public accounting firm; and

•
reviewing legal and related matters that could have a significant impact on our financial statements and compliance with applicable laws.

One of the Audit Committee members, Ms. Russell, served on three other public company audit committees during the fiscal year ended September 30, 2022. Our Board has affirmatively determined that such simultaneous service did not impair Ms. Russell’s ability to effectively serve on our Audit Committee.
Our Board has adopted a written charter for the Audit Committee, which is available on Governance Documents tab of the Investor Relations section of our website at investors.mariadb.com.
Compensation and Human Resources Committee
Jurgen Ingels, Christine Russell, and Harold R. Berenson serve as members of our Compensation and Human Resources Committee. Under the NYSE listing standards and rules, the members on the Compensation and Human Resources Committee must generally be independent. Our Board has determined that each of Jurgen Ingels and Harold R. Berenson is independent and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Jurgen Ingels serves as the Chair of the Compensation and Human Resources Committee. The Compensation and Human Resources Committee met three times since the closing of the Business Combination. The Compensation and Human Resources Committee is responsible for, among other things, the following matters:
•
reviewing, approving and determining the compensation of our executive officers, including the Chief Executive Officer, and certain other key employees;

•
reviewing and recommending to the Board compensation and benefits, including equity awards, of the non-employee directors for service on our Board or any committee thereof;

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reviewing, approving and, in certain situations, making recommendations to our Board regarding incentive compensation and equity compensation plans and other compensatory arrangements;

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administering our equity and various other benefit plans, including incentive plans;

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establishing and reviewing general policies and the overall philosophy relating to compensation and benefits of our employees; and

•
reviewing our strategies and policies relating to human capital management, including with respect to workplace environment and culture, pay equity and talent attraction and retention.

Our Board has adopted a written charter for the Compensation and Human Resources Committee, which is available on Governance Documents tab of the Investor Relations section of our website at investors.mariadb.com.

During fiscal year 2022, the Compensation and Human Resources Committee engaged an independent compensation consultant, FW Cook, to review and provide advice and recommendations on the form, structure and amount of executive and non-employee director compensation. The compensation consultant provided, among other things, comparative compensation data from selected peer companies that was used by the Compensation and Human Resources Committee as reference points for its decisions. The compensation consultant reported directly to the Compensation and Human Resources Committee, did not perform any other work for us and only received fees from the Company on behalf of its work for the Compensation and Human Resources Committee.
The Compensation and Human Resources Committee is authorized under its charter to delegate authority to subcommittees of the Compensation and Human Resources Committee, one or more members of the Board or to one or more designated officers. Pursuant to this authority, the Compensation and Human Resources Committee has delegated to Mr. O’Brien, our Chief Executive Officer, and Mr. McCarthy, our Chief Financial Officer, the authority to make certain equity grants to non-executive officer employees under the Company’s 2022 Equity Incentive Plan, subject to the limits of the delegated authority and compliance with applicable laws.
Compensation and Human Resources Committee Interlocks and Insider Participation
None of the members of our Compensation and Human Resources Committee has ever been an executive officer or employee of MariaDB or Legacy MariaDB. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of our Board or the Compensation and Human Resources Committee.
Governance and Sustainability Committee
Alexander B. Suh and Christine Russell serve as members of our Governance and Sustainability Committee. Under the NYSE listing standards and rules, the members on the Governance and Sustainability Committee must generally be independent. Our Board has determined that Alexander B. Suh and Christine Russell are both independent. Alexander B. Suh serves as the Chair of the Governance and Sustainability Committee. The Governance and Sustainability Committee met two time since the closing of the Business Combination. The Governance and Sustainability Committee is responsible for, among other things, the following matters:
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identifying (including taking into consideration the diversity of our Board), evaluating and selecting, or making recommendations to our Board regarding, nominees for election to the Board and its committees, as well as regarding who shall chair such bodies;

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periodically evaluating the performance of our Board and its committees, including individual directors;

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developing and making recommendations to our Board regarding corporate governance guidelines and other governance matters;

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overseeing our programs, policies and practices relating to environmental, social and governance (“ESG”) matters;

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reviewing developments in corporate governance practices, including those relating to ESG matters, and evaluating the adequacy of our corporate governance practices and reporting; and

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overseeing sustainability matters, including through the review of relevant metrics, emerging trends, overall performance, risks and opportunity assessments, and management processes related to our ESG initiatives.

Our Board has adopted a written charter for the Governance and Sustainability Committee, which is available on Governance Documents tab of the Investor Relations section of our website at investors.mariadb.com.

Hedging Policy
We have adopted an Insider Trading Policy that prohibits all of our directors, officers, employees or consultants from entering into hedging or monetization transactions with respect to the Company’s securities. Additionally, a director, officer or employee may not hold Company securities in a margin account or pledge Company securities as collateral for a margin loan, subject to certain limited exceptions upon approval from the Company’s General Counsel.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address governance related matters, such as the qualifications and responsibilities of directors and director candidates and corporate governance policies and standards. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors, including the Chief Executive Officer and other executive and senior financial officers. The full texts of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is available on Governance Documents tab of the Investor Relations section of our website at investors.mariadb.com. In addition, we will post amendments to our Code of Business Conduct and Ethics and any required disclosures and related waivers for directors and officers, on the same website.
Shareholder Communications with the Board
Interested parties wishing to communicate with our non-management directors may do so by writing to the Board and mailing or emailing the correspondence to MariaDB plc, 699 Veterans Blvd, Redwood City, CA 90463, United States of America (Email: legal@mariadb.com), Attention: Roya Shakoori, General Counsel and Corporate Secretary. Our General Counsel, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board.

EXECUTIVE OFFICERS
As of May 31, 2023, the following persons serve as our executive officers:
Name	Age	Position
Paul O’Brien	67	Chief Executive Officer and Director
Conor McCarthy	65	Chief Financial Officer
Franz Aman	61	Chief Marketing Officer
Roya Shakoori	46	General Counsel and Corporate Secretary
Paul O’Brien has served as Senior Vice President, Sales and Field Operations of the Company since March 2023 and as Chief Executive Officer and a director since May 26, 2023. Prior to March 2023, Mr. O’Brien served as Vice President, Operations at NetApp, Inc., a storage and data management company, from May 2020 to May 2022. From January 2015 to February 2020, Mr. O’Brien served as Vice President, Business Intelligence and Operations at Symantec Corporation, a security company. Prior to that, Mr. O’Brien held various management positions at EMC Corporation, a storage and data management company, and HP Inc. (then Hewlett-Packard Company), a technology company, and also served as a partner at Prism Venture Partners, a venture firm. Mr. O’Brien holds a B.S. in Business Administration from Merrimack College.
Conor McCarthy has served as our Chief Financial Officer since April 2023. Mr. McCarthy most recently served as the Chief Financial Officer of Ideanomics, Inc., a Nasdaq-listed company in the electric vehicle industry, from September 2019 to September 2022. Prior to that, Mr. McCarthy served as the Chief Financial Officer of OS33, a fintech SaaS platform, from July 2018 to May 2019, the Chief Financial Officer of Intent, a data science and advertising technology firm, from May 2016 to July 2018, the Chief Financial Officer of Convergex Group, an equity brokerage firm, from June 2014 to July 2015, and the Chief Financial Officer and Finance Director of the Americas for GFI Group, Inc., a NYSE-listed fintech wholesale money broker (now part of BGC Partners), from March 2005 to June 2014. Mr. McCarthy started his career as an auditor with KPMG in Ireland before transitioning into the financial services industry, working as CFO, Treasurer, and in other executive finance roles. Mr. McCarthy holds a CA from the Institute of Chartered Accountants in Ireland.
Franz Aman served as Chief Marketing Officer of Legacy MariaDB from February 2018 until the completion of the Business Combination and has served as our Chief Marketing Officer since the completion of the Business Combination. In addition, Mr. Aman was founder of The Marketing Data Lake Company, a marketing company focused on B2B, which was in operation from February 2017 through December 2020. Previously, he served as Senior Vice President, Marketing Strategy and Operations for Informatica, an enterprise data management company, from 2013 to 2017. Prior to that, Mr. Aman held numerous management positions with leading technology companies, including SAP, BusinessObjects, BEA Systems, SGI and Sun Microsystems. Mr. Aman holds a degree in Geophysics from Ludwig-Maximilians-Universität, Munich, Germany.
Roya Shakoori served as General Counsel and Corporate Secretary of Legacy MariaDB from November 2022 until the completion of the Business Combination and has serve as our General Counsel and Corporate Secretary since the completion of the Business Combination. Prior to that, she served as General Counsel of Turntide Technologies, Inc., a sustainability-focused electrification company, from March 2021 through November 2022. From July 2017 through March 2021, she held numerous senior legal positions at ChargePoint, Inc., including Vice President of Legal. From 2015 to 2017, she was a Partner at Binder & Malter LLP. She has over seventeen years of legal experience, including law firm restructuring experience and experience in-house working with Silicon Valley start-up technology and sustainability companies. Ms. Shakoori holds a J.D. from Lincoln Law School and a B.A. in Sociology from the University of California, Davis.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers who are identified in the Summary Compensation Table below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that may be adopted following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion. For purposes of this section of the prospectus, “MariaDB” refers to MariaDB Corporation Ab and its subsidiaries prior to the completion of the Business Combination and refers to MariaDB plc and its subsidiaries following completion of the Business Combination, as the context requires. In some cases, “Legacy MariaDB” is used to refer to MariaDB Corporation Ab prior to the consummation of the Business Combination.
Overview of Executive Compensation
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for MariaDB’s principal executive officer and its two other most highly compensated executive officers whose total compensation for fiscal year 2022 exceeded $100,000, who were serving as executive officers as of September 30, 2022, the end of MariaDB’s last fiscal year, and who continued to serve as executive officers following completion of the Business Combination. We refer to these individuals as “named executive officers.”
We expect that our executive compensation program will continue to evolve to reflect our status as a new publicly traded company, while still supporting our overall business and compensation objectives. We have retained an independent executive compensation consultant to help advise on the executive and non-employee director compensation program.
Fiscal Year 2022 Compensation of Named Executive Officers
For the fiscal year ended September 30, 2022, MariaDB’s named executive officers were the following, each of whom served in the position listed below at both Legacy MariaDB and its U.S. subsidiary, MariaDB USA at the time:
•
Michael Howard, Chief Executive Officer

•
Jon Bakke, Chief Revenue Officer

•
Franz Aman, Chief Marketing Officer

*
Effective May 26, 2023, Mr. Howard resigned as Chief Executive Officer and was succeeded by Paul O’Brien. On March 6, 2023, Mr. Bakke informed us of his resignation, effective March 31, 2023.

The objective of MariaDB’s executive compensation program is to provide a total compensation package that enables MariaDB to attract, retain and motivate outstanding individuals, align the interests of the executive officers with those of MariaDB’s shareholders and encourage individual and collective contributions to the successful execution of MariaDB’s short-term and long-term business strategies. The compensation program for MariaDB’s named executive officers includes base salary, incentive bonuses and equity awards, as well as participation in employee benefit plans generally available to all employees. Legacy MariaDB’s board of directors generally approved the compensation of the named executive officers.
Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, base salaries are set at a level that is commensurate with the executive’s duties and authorities, contributions and prior experience. Please see the “Salary” column in the Summary Compensation Table for the base salary amounts paid to the named executive officers for their services in fiscal years 2022 and 2021.

Annual Incentive Compensation
MariaDB offers an annual incentive program for its executive officers to incentivize them to achieve financial and operating performance metrics. Annual incentive target opportunities may be set as either a percentage of an executive officer’s base salary or as a fixed dollar amount. For fiscal years 2022 and 2021, Mr. Howard’s target bonus opportunity was equal to 50% of base salary. The target bonus opportunities for each of Mr. Bakke and Mr. Aman were equal to 100% and 50% of base salary, respectively, for such years. Bonuses are typically paid quarterly based on achievement of performance goals and subject to the named executive officer’s continued employment until the payment date. The bonus opportunities for Mr. Howard were based on a combination of annual recurring revenue (“ARR”) goals (as such term “ARR” is described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report to shareholders for the fiscal year ended September 30, 2022) for each of the quarters of fiscal years 2022 and 2021 and an EBITDA goal for each such fiscal year, with the goals weighted 80% and 20%, respectively, for each fiscal year. Mr. Bakke’s and Mr. Aman’s bonus opportunities for all quarters of fiscal years 2022 and 2021 were based solely on ARR.
MariaDB Equity Awards
MariaDB historically granted equity awards to its employees, including to its named executive officers, in the form of stock options, to attract, retain and incentivize employees and align their interests with those of shareholders. Stock options were typically granted to employees upon hire and thereafter on a discretionary basis generally by either the Board or, with respect to grants to the non-executive employees, the Compensation and Human Resources Committee. While vesting schedules can vary, stock options granted to employees generally vest over a period of four years, with 25% vesting on the one-year anniversary of the vesting commencement date for the award and the remainder vesting over the next 12 quarters, subject to the employee’s continuous employment or service through each vesting date. Certain options granted to the named executive officers are eligible for accelerated vesting upon a change of control, described below under “— Employment Agreements, Offer Letters and Separation Agreement.” The Business Combination did not constitute a change of control for which accelerated vesting of outstanding options applied.
Options were granted with an exercise price equal to at least the fair market value of the underlying shares on the grant date, with the exercise price denominated in Euros prior to the Business Combination. No options were granted to the named executive officers in fiscal year 2022. Please see the “Option Awards” column in the Summary Compensation Table, including the footnotes thereto, for information about stock options granted to the named executive officers in the years indicated. The Outstanding Equity Awards at 2022 Fiscal Year-End table also contains information about options held by the named executive officers as of the end of fiscal year 2022.
Employee Benefits
MariaDB’s named executive officers receive health and welfare benefits under the same broad-based benefit plans as other salaried employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance and eligibility to participate in MariaDB’s 401(k) Plan.
MariaDB maintains a tax-qualified 401(k) Plan which allows eligible participants in the United States to defer a percentage of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. During fiscal years 2022 and 2021, MariaDB did not provide any matching or company contributions to the plan, and participants were always fully vested in their contributions to the plan. MariaDB does not maintain, sponsor or otherwise have any liability with respect to any defined benefit pension plan or nonqualified deferred compensation plan.

SUMMARY COMPENSATION TABLE
The following table provides information regarding the total compensation awarded to, earned by or paid to MariaDB’s named executive officers during the fiscal years ended September 30, 2022 and 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Howard Chief Executive Officer	2022	362,500	—	—	—	173,688(2)	—	133,250(3)	669,438
	2021	362,500	—	—	58,960	174,040	—	—	595,500
Jon Bakke Chief Revenue Officer	2022	279,167	—	—	—	273,042(2)	—	—	552,209
	2021	270,000	—	—	—	257,783	—	—	527,783
Franz Aman Chief Marketing Officer	2022	295,833	—	—	—	115,928(2)	—	—	411,761
	2021	290,000	—	—	1,649	105,022	—	—	396,671

(1)
The amounts in this column represent the aggregate grant date fair value of options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718) rather than the amounts paid to or realized by the named executive officers. Assumptions used in the calculation of these amounts are described in note 9 of the consolidated financial statements of Legacy MariaDB included in the annual report to shareholders for the fiscal year ended September 30, 2022.

(2)
Bonus amounts are based on achievement of ARR goals and, for Mr. Howard, also EBITDA goals for the four quarters of fiscal year 2022. $142,031 of the bonus payable to Mr. Howard was based on achievement of ARR goals and $31,657 was based on achievement of EBITDA goals for fiscal year 2022.

(3)
Reflects tax reimbursement in connection with option exercise.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
The following table sets forth certain information with respect to outstanding equity awards held by MariaDB’s named executive officers as of September 30, 2022, adjusted to reflect the exchange ratio applicable to the outstanding options in connection with the completion of the Business Combination. Except for stock options, the named executive officers held no other equity awards as of September 30, 2022.
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date
Michael Howard	12/01/2015	442,256	—	0.38	12/01/2025
	10/29/2019	176,014	292,613 (2)	0.47	10/29/2029
	03/31/2021	42,212	105,524(3)	0.80	03/31/2031
Jon Bakke	06/22/2017	480,444	—	0.47	12/13/2027
Franz Aman	03/30/2018	47,100	—	0.47	03/30/2028
	12/10/2020	1,998	2,565(4)	0.80	12/10/2030

(1)
The exercise prices were originally denominated in Euros but have been converted to U.S. dollars in connection with the Business Combination. The amounts reported have been converted from Euros to U.S. dollars based on a December 16, 2022 conversion ratio of $1.06 U.S. dollar for each Euro.

(2)
This option vests as follows: 12.5% vests on the date that is six months from the vesting commencement date and the remainder vests in equal quarterly installments thereafter for 14 quarters, subject to continuous employment or service through each vesting date.

(3)
This option vests as follows: 6.25% vests each quarter following the vesting commencement date, subject to continuous employment or service through each vesting date.

(4)
This option vests as follows: 25% vests on the first anniversary of the vesting commencement date and the remainder in equal quarterly installments thereafter for three years, subject to continuous employment or service through each vesting date.

Employment Agreements, Offer Letters and Separation Agreement
We have entered into offer letters or employment agreements with each of our named executive officers, the terms of which are described below. Each of MariaDB’s named executive officers is also a party to MariaDB’s Confidential Information and Invention Assignment Agreement or similar agreement. In connection with Mr. Howard’s resignation as Chief Executive Officer, we entered into a Separation Agreement and General Release (“Separation Agreement”) with him, certain terms of which are described below.
Michael Howard
Initial Offer Letter.   Michael Howard entered into an offer letter with Legacy MariaDB, dated November 4, 2015, to serve as Chief Executive Officer of MariaDB USA, Inc. The terms of the offer letter applied until October 2022, at which time the board of directors of Legacy MariaDB approved new compensation terms for Mr. Howard, described below. Under the offer letter, Mr. Howard’s base salary was $300,000, subject to at least annual review. Mr. Howard was eligible to participate in MariaDB’s management performance bonus plan with a target bonus amount of up to 50% of base salary, with performance objectives to be established and measured on a semiannual basis. Bonus payments were subject to Mr. Howard’s continued employment on the payment date. In connection with commencement of employment, Mr. Howard was eligible to receive an initial stock option for that number of shares equal to 5.5% of MariaDB’s then fully diluted ordinary shares (including an additional grant granted in 2016 to maintain his equity holdings at 5.5% of MariaDB’s fully diluted ordinary shares).
Mr. Howard’s employment was at will under the offer letter, provided that if Mr. Howard’s employment is terminated other than for cause (as defined in the offer letter), death or permanent disability, six months’ written notice is required and health care coverage would be provided for an additional six months. Mr. Howard was permitted to participate in the company-sponsored 401(k), group medical, dental, life insurance and disability insurance plans, subject to the terms of those plans, to the extent that those or similar benefit plans were made available to employees.
In the event of a change of control or a sale of all or substantially all of MariaDB’s assets, outstanding options held by Mr. Howard were eligible for accelerated vesting by two years and the vesting schedule of any then remaining unvested options was to be shortened by two years. In addition, if Mr. Howard’s employment terminated within six months following, or three months prior to, a change of control, all outstanding options were to fully accelerate in vesting, subject to Mr. Howard’s execution of MariaDB’s standard form of release of claims agreement.
Amended Compensation Terms.   In October 2022, the board of directors of Legacy MariaDB approved new compensation terms for Mr. Howard, effective as of October 1, 2022, to more closely align his compensation with that of market peers. Under the new compensation terms, Mr. Howard was eligible to receive an annual base salary of $425,000, subject to periodic review, and a target bonus of 53% of annual base salary.
If MariaDB terminated Mr. Howard’s employment without cause or Mr. Howard resigned for good reason, in either case not in connection with a change of control, Mr. Howard was eligible to receive the following: (i) 12 months’ base salary (disregarding any salary reduction that formed the basis for a good reason termination) payable for 12 months following termination, (ii) prorated annual bonus based on performance through the final quarter employed, and (iii) reimbursement of COBRA premiums for

12 months after termination or, if earlier, until Mr. Howard ceased to be eligible for COBRA or Mr. Howard became eligible for group health insurance coverage from another employer.
If within three months prior to or within 12 months after a change of control, MariaDB terminated Mr. Howard’s employment without cause or Mr. Howard resigned for good reason, Mr. Howard was eligible to receive the following: (i) a lump sum payment equal to 12 months’ base salary (disregarding any salary reduction that formed the basis for a good reason termination), (ii) lump sum payment of 100% of annual target bonus, (iii) a lump sum payment equal to 12 months of COBRA premiums and (iv) full accelerated vesting of all then outstanding compensatory equity awards that were subject to a time-vesting requirement. (The Business Combination was not a change of control for purposes of the foregoing severance.)
The foregoing severance would be subject to timely effectiveness of a release of claims by Mr. Howard, Mr. Howard’s compliance with his continuing obligations to MariaDB, and his resignation from all positions he then held with MariaDB and its affiliates.
Separation Agreement.   On May 26, 2023, Mr. Howard entered into a Separation Agreement with MariaDB USA in connection with his resignation as Chief Executive Officer. Mr. Howard’s resignation as Chief Executive Officer was effective as of May 26, 2023. Pursuant to the Separation Agreement, Mr. Howard is eligible to receive the following severance upon effectiveness of the Separation Agreement: (i) continued payment of annual base salary of $425,000 for 12 months following termination; (ii) payment of (x) 100% of his quarterly target bonus for the third fiscal quarter of 2023 that he would have been entitled to receive through the fiscal quarter of termination and (y) up to 75% of the annual target bonus for fiscal year 2023 that is based on EBITDA, such amounts payable based on actual achievement of the performance criteria for such bonus (and reduced by any bonus amounts previously paid to Mr. Howard for fiscal year 2023); and (iii) subject to Mr. Howard’s timely election of group health coverage under COBRA, payment or reimbursement of COBRA premiums for himself, his spouse and eligible dependents for 12 months following May 31, 2023 or, if earlier, until the date Mr. Howard ceases to be eligible for COBRA continuation coverage under MariaDB USA’s group health plans or Mr. Howard becomes eligible for group health insurance coverage from another employer. Mr. Howard is also eligible for full accelerated vesting of his outstanding options to purchase ordinary shares of the Company and an extension of time to exercise his outstanding options. Mr. Howard’s outstanding options are described above in the Outstanding Equity Awards at 2022 Fiscal Year-End table. Mr. Howard’s option that has an expiration date of December 1, 2025 is exercisable until that date and his two other outstanding options are exercisable until May 31, 2024, the one-year anniversary of his employment separation date. The foregoing severance amounts and benefits are subject to timely effectiveness of a general release and waiver of claims by Mr. Howard and Mr. Howard’s compliance with the terms of the Separation Agreement.
Jon Bakke.   Jon Bakke entered into an offer letter with Legacy MariaDB, effective May 15, 2017, to serve as Chief Revenue Officer of MariaDB USA. Under the offer letter, Mr. Bakke’s base salary was initially set at $250,000, subject to annual review, and he was eligible to participate in MariaDB’s annual sales commission plan, subject to an initial target annual commission of $250,000, with no upper limit. In connection with commencement of employment, Mr. Bakke was eligible to receive an initial stock option for 2,105,693 shares (on a pre-Business Combination basis). The stock option vested as to 25% of the total shares on the first anniversary of the vesting commencement date of June 22, 2017 and in equal quarterly installments thereafter for three years, subject to Mr. Bakke’s continued employment through each vesting date. Mr. Bakke’s employment was at will, subject to two weeks’ prior notice of termination. To the extent eligible, Mr. Bakke was permitted to participate in the company-sponsored 401(k), group medical, dental, life insurance and disability insurance plans, to the extent that those or similar benefit plans were made available to employees.
In the event of a change of control, 50% of the unvested portions of his outstanding options would become vested, subject to Mr. Bakke’s execution of MariaDB’s standard form of release of claims agreement.
The terms of Mr. Bakke’s offer letter were binding on any successor to MariaDB. Following termination of his employment, Mr. Bakke is subject to a one-year non-solicitation covenant.
Effective as of August 1, 2022, Mr. Bakke’s annual base salary was increased to $325,000. Mr. Bakke was not eligible to receive any severance in connection with his termination of employment in March 2023.

Franz Aman.   Franz Aman entered into an offer letter with Legacy MariaDB, effective February 12, 2018, to serve as Chief Marketing Officer of MariaDB USA. Under the offer letter, Mr. Aman’s base salary was initially set at $280,000 and is subject to annual review. Mr. Aman is eligible to participate in MariaDB’s management performance bonus plan, with an initial target bonus of $100,000 and performance objectives to be established and measured on a quarterly basis. Bonus payments are subject to Mr. Aman’s continued employment on the payment date. In connection with commencement of employment, Mr. Aman received an initial stock option for 1,651,492 shares (on a pre-Business Combination basis). The stock option vests as to 25% of the total shares on the first anniversary of the vesting commencement date of March 30, 2018 and in equal quarterly installments thereafter for three years, subject to Aman’s continued employment through each vesting date. Mr. Aman’s employment is at will, subject to two weeks’ prior notice of termination. To the extent eligible, Mr. Aman is permitted to participate in the company-sponsored 401(k), group medical, dental, life insurance and disability insurance plans, to the extent that those or similar benefit plans are made available to employees.
Under the offer letter, in the event of a change of control, 50% of the unvested portions of outstanding options will become vested, subject to Mr. Aman’s execution and non-revocation of MariaDB’s standard form of release of claims agreement. In the event Mr. Aman’s employment is terminated by MariaDB for any reason other than for cause (as defined below), death or permanent disability, he will be entitled to a lump sum cash payment equal to 25% of his annual base salary. Mr. Aman will similarly be eligible to receive such severance if within 12 months of the closing of a change of control, his employment is involuntarily terminated by MariaDB or its successor other than for cause or his role is materially diminished and he chooses not to accept such materially diminished role. Payment of the foregoing severance is subject to Mr. Aman’s execution and non-revocation of MariaDB’s standard form of release of claims agreement and return of all company property in Mr. Aman’s possession, custody or control.
Under the offer letter, “cause” generally means Mr. Aman’s (i) material breach of any written agreement between Mr. Aman and MariaDB, if such breach causes material harm to MariaDB; (ii) material failure to comply with MariaDB’s written policies or rules, as in effect from time to time during employment, if such failure causes material harm to MariaDB; (iii) repeated failure to follow reasonable and lawful instructions from MariaDB; (iv) commission, conviction of, or plea of guilty or no contest to, a felony under the laws of the United Sates or any state if such felony is work-related, materially impairs Mr. Aman’s ability to perform services for MariaDB, or results in a material loss to MariaDB or material damage to the reputation of MariaDB; (v) misappropriation of funds or property of Maria DB; (vi) serious and repeated violations of MariaDB policies or standards of conduct; or (vii) gross or willful misconduct resulting in a material loss to Maria DB or material damage to the reputation of MariaDB.
The terms of Mr. Aman’s offer letter are binding on any successor to MariaDB. Following termination of employment, Mr. Aman is subject to a one-year non-solicitation covenant.
Effective as of August 1, 2022, Mr. Aman’s base salary was increased to $325,000 and his maximum bonus remained at 50% of his base salary. MariaDB USA intends to enter into a new employment agreement with Mr. Aman.
Potential Payments Upon Termination or Change of Control
For a description of potential payments and benefits upon a termination or a change of control for the named executive officers, please see “— Employment Agreements, Offer Letters and Separation Agreement” above. For a discussion of the treatment of outstanding Legacy MariaDB Equity Awards under the MariaDB equity incentive plans in the Merger (including those held by our named executive officers), please see the section titled “— Equity Incentive Plans — Prior Plans” below.
Transaction Bonuses
In connection with completion of the Business Combination, Mr. Howard received a transaction bonus in the amount of $150,000 in January 2023. No other named executive officers received a transaction bonus.

Employment Agreement with Mr. McCarthy
On April 6, 2023, MariaDB appointed Conor McCarthy as MariaDB’s Chief Financial Officer, effective as of April 10, 2023. As of March 31, 2023, MariaDB USA entered into an employment agreement with Mr. McCarthy. The employment agreement provides for: (i) an annual base salary of $350,000 per year; (ii) participation in MariaDB USA’s annual incentive program with a target bonus of $200,000 per year; and (iii) participation in the employee benefit plans and programs maintained by MariaDB for the benefit of MariaDB’s similarly situated employees. Under the employment agreement, Mr. McCarthy is eligible to receive an award of 500,000 restricted stock units (“RSUs”) covering ordinary shares of MariaDB. The RSUs vest 25% on April 20, 2024 and quarterly thereafter for three years according to the standard MariaDB vesting schedule, subject to Mr. McCarthy’s continued employment or service on each vesting date. The employment agreement has a one-year term that automatically extends for additional one-year periods, unless either party timely provides notice of non-extension.
If MariaDB USA terminates Mr. McCarthy’s employment without cause or Mr. McCarthy resigns for good reason, in either case not in connection with a change of control, Mr. McCarthy is eligible to receive the following: (i) six months’ base salary (disregarding any salary reduction that forms the basis for a good reason termination), (ii) up to 50% of the target annual bonus, payable based on actual achievement of the performance criteria for the fiscal year of termination, and reduced by any amounts previously paid to Mr. McCarthy under such bonus for the fiscal year of termination, and (iii) payment or reimbursement of COBRA premiums for six months after termination or, if earlier, until Mr. McCarthy ceases to be eligible for COBRA or Mr. McCarthy becomes eligible for group health insurance coverage from another employer (or for a period of 12 months if Mr. McCarthy is terminated within a year of the effective date of the employment agreement). The terms “cause” and “good reason” are defined in the employment agreement.
If within three months prior to or within 12 months after a change of control, MariaDB USA terminates Mr. McCarthy’s employment without cause or Mr. McCarthy resigns for good reason, Mr. McCarthy is eligible to receive the following: (i) a lump sum payment equal to 12 months’ base salary (disregarding any salary reduction that forms the basis for a good reason termination), (ii) 100% of the annual target bonus, (iii) a lump sum payment equal to 12 months of COBRA premiums and (iv) full accelerated vesting of all then outstanding compensatory equity awards.
The severance payments and benefits described above are subject to Mr. McCarthy’s timely execution and non-revocation of a release of claims in favor of the Company.
Employment Agreement with Mr. O’Brien
In connection with Paul O’Brien’s appointment as Chief Executive Officer, Mr. O’Brien entered into an employment agreement with MariaDB USA effective as of May 26, 2023. The employment agreement provides for: (i) an annual base salary of $450,000; (ii) participation in MariaDB USA’s annual incentive plan with a target bonus of $200,000 for fiscal year 2023, prorated for fiscal year 2023; and (iii) participation in the employee benefit plans and programs maintained for the benefit of similarly situated employees. Mr. O’Brien is also eligible to receive an equity grant under the MariaDB 2022 Equity Incentive Plan, the terms of which will be approved by the Compensation and Human Resources Committee. The employment agreement has a one-year term that automatically extends for additional one-year periods, unless either party timely provides notice of non-extension.
If MariaDB USA terminates Mr. O’Brien’s employment without cause or Mr. O’Brien resigns for good reason, in either case not in connection with a change of control of the Company, Mr. O’Brien is eligible to receive the following: (i) six months’ base salary (disregarding any salary reduction that forms the basis for a good reason termination), (ii) up to 50% of the target annual bonus Mr. O’Brien would have been entitled to for the fiscal year of termination, payable based on actual achievement of the performance criteria for the fiscal year of termination, and reduced by any amounts previously paid to Mr. O’Brien for the fiscal year of termination, and (iii) payment or reimbursement of COBRA premiums for six months following the last day of the month in which Mr. O’Brien’s date of termination occurs or, if earlier, until Mr. O’Brien ceases to be eligible for COBRA continuation coverage under MariaDB USA’s group health plans or Mr. O’Brien becomes eligible for group health insurance coverage from another employer.

If within three months prior to or within 12 months after a change of control, Mr. O’Brien’s employment is terminated without cause or Mr. O’Brien resigns for good reason, Mr. O’Brien is eligible to receive the following: (i) a lump sum payment equal to 50% of base salary (disregarding any salary reduction that forms the basis for a good reason termination), (ii) 50% of the annual target bonus, (iii) a lump sum payment equal to 6 months of COBRA premiums, and (iv) full accelerated vesting of all then outstanding compensatory equity awards that vest based on continued employment or service.
The severance payments and benefits described above are subject to Mr. O’Brien’s timely execution and non-revocation of a general release and waiver of claims in favor of the Company and MariaDB USA.
Equity Incentive Plans
Prior Plans
MariaDB previously granted stock options to employees, consultants and directors under the following Legacy MariaDB equity plans: (i) SkySQL Corporation Ab Global Share Option Plan 2010 Europe, dated October 13, 2010, (ii) SkySQL Corporation Ab Global Share Option Plan 2010 France, dated November 9, 2010, (iii) SkySQL Corporation Ab Global Share Option Plan 2010 USA, dated November 11, 2010, (iv) SkySQL Corporation Ab Global Share Option Plan 2012 Europe, dated February 29, 2012, (v) SkySQL Corporation Ab Global Share Option Plan 2012 USA, dated February 29, 2012, (vi) SkySQL Corporation Ab Global Share Option Plan 2014, dated March 9, 2014, (vii) SkySQL Corporation Ab Global Share Option Plan 2014 USA, dated March 9, 2014, (viii) MariaDB Corporation Ab Amended and Restated Global Share Option Plan 2017, dated December 8, 2017, (ix) MariaDB Corporation Ab Global Share Option Plan 2017 USA, dated September 2, 2022, and (x) MariaDB Corporation Ab Summer 2022 USA Share Option Plan, dated July 18, 2022 (each, as amended from time to time, collectively, the “Prior Plans”).
Following the completion of the Business Combination, no further options have been, or will be, granted under the Prior Plans. Legacy MariaDB equity awards issued and outstanding under the Prior Plans immediately prior to the closing of the Merger (“Legacy MariaDB Equity Awards”) were automatically converted (with the holder thereof ceasing to have any rights under the Legacy MariaDB Equity Award on conversion) into equity awards to acquire Ordinary Shares on the same terms and conditions as were applicable to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger, including applicable vesting conditions (except for such changes as are (i) required by applicable laws and (ii) reasonably necessary to prevent the diminution or enlargement of the holder’s rights). The number of Ordinary Shares under each converted Legacy MariaDB Equity Award is equal to the product (rounded down to the nearest whole number) of (i) the number of Ordinary Shares subject to such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger and (ii) the exchange ratio applicable in connection with the Merger (the “Exchange Ratio”), at an exercise price per share, if applicable, equal to (x) the exercise price per share of such Legacy MariaDB Equity Award immediately prior to the effective time of the Merger (rounded up to the nearest whole cent) divided by (y) the Exchange Ratio (subject to certain adjustments as described in the Merger Agreement). Following the completion of the Business Combination, options and any other equity awards will be granted under the 2022 Equity Incentive Plan.
The principal features of the Prior Plans are summarized below. These summaries are qualified in their entirety by reference to the complete text of the Prior Plans, which have been filed with the SEC.
Administration.   Legacy MariaDB’s board of directors and/or the compensation committee of Legacy MariaDB’s board of directors, as applicable, administered the Prior Plans and determined the recipients of options and the terms and conditions of such options, subject to the terms of the applicable Current Plan. References to the “MariaDB board” in this summary of the Prior Plans are, as applicable, to Legacy MariaDB’s board of directors or its compensation committee.
Eligibility.   Options were granted to employees and other service providers to MariaDB and its subsidiaries.
Terms of Options.   Only options were granted under the Prior Plans, which, under certain plans, were granted to U.S. taxpayers as options that are intended to qualify as incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. The MariaDB board determined the recipients of the options, the vesting schedule, the term of options and the exercise price of options. The vesting schedule for option grants typically requires a holder’s continued service over four years before the options are fully vested. The exercise price of options has historically been equal to at least the fair market value of the underlying shares on the date of grant.
Following termination of employment or service, vested options are exercisable for the time period applicable to the option. This period may be 30 days after termination of employment or service or six months in the event of certain qualifying terminations of employment, such as by reason of disability, injury, redundancy or retirement; provided, however, that such post-termination exercise period for a qualifying termination will be limited to three months to the extent required for options intended to qualify as incentive stock options. A one-year post-termination exercise period may apply for certain options in the case of termination by reason of death or disability. In no event may an option be exercised after its maximum term.
Non-Transferability.   Options generally are non-transferable, other than by will or the laws of descent and distribution, and may only be exercised by the holder during the holder’s life.
Adjustments; Company Transactions.   In the event of certain adjustments to MariaDB’s shares, such as a stock dividend or stock split, the MariaDB board is authorized to adjust the number of shares subject to each of the Prior Plans, the number of shares subject to outstanding options and the per share exercise prices of such options. In the event of certain company transactions, such as another entity obtaining control of MariaDB or a merger in which all the assets and liabilities of MariaDB are transferred to another company, certain Prior Plans provide that the exercise period applicable to options may be limited or options may be exchanged for new options for shares of an acquiring company that have substantially equivalent rights and economic terms as the prior options.
As of September 30, 2022 (without adjustment to reflect the Exchange Ratio in connection with the Business Combination), options to purchase 42,769,576 shares at a weighted average exercise price of $0.24 per share were outstanding under the Prior Plans (with the exercise prices converted to U.S. dollars from Euros based on a conversion ratio of $0.9783 U.S. dollar for each Euro).
MariaDB 2022 Equity Incentive Plan
In connection with the Business Combination, the shareholders of APHC voted to approve, on a non-binding advisory basis, the 2022 Equity Incentive Plan (the “2022 Plan”) pursuant to which we may grant stock options, restricted stock units, restricted stock awards and other equity and equity-based awards to service providers of MariaDB and its subsidiaries following the completion of the Business Combination.
Purpose.   The purpose of the 2022 Plan is to attract, retain and motivate employees, officers and directors of, as well as other individual service providers to, MariaDB and its related companies, including its subsidiaries, by providing them with the opportunity to acquire an equity interest in MariaDB and to align their interests and efforts to the long-term interests of the MariaDB’s shareholders.
Administration.   The Board and/or the Compensation and Human Resources Committee is authorized to administer the 2022 Plan. Subject to applicable law, The Board or the Compensation and Human Resources Committee may delegate concurrent administration of the 2022 Plan to different committees consisting of one or more members of the Board or to one or more executive officers in accordance with the 2022 Plan’s terms and any conditions established by the Board or the Compensation and Human Resources Committee. References to the “Plan Administrator” in this summary are, as applicable, to the Board, the Compensation and Human Resources Committee or any other committee or executive officer to whom authority to administer the 2022 Plan is delegated.
Subject to the terms of the 2022 Plan, the Plan Administrator is authorized to select the individuals to whom awards will be granted and to determine the types of awards to be granted, the number of Ordinary Shares subject to each award, the vesting terms of each award, and the other terms and conditions of each award. The Plan Administrator is authorized to interpret the 2022 Plan, to establish rules for its administration and to make any other determination necessary or desirable for the administration of the 2022 Plan. All decisions, determinations and interpretations by the Plan Administrator will be final, conclusive and binding on all persons.

Share Reserve.   6,648,319 Ordinary Shares were available for issuance under the 2022 Plan as of completion of the Business Combination, subject to equitable adjustments in the event of stock splits and similar capital changes affecting MariaDB (the “Initial Share Reserve”).
The number of Ordinary Shares will automatically increase as of the first day of each fiscal year of the Company commencing after the closing of the Business Combination and ending on and including the first day of the fiscal year in 2032, by an amount equal to the lesser of (i) 5% of the aggregate number of Ordinary Shares outstanding as of the last day of the immediately preceding fiscal year and (ii) an amount determined by the Plan Administrator.
In addition, any Ordinary Shares subject to options under the Prior Plans that, on or after the closing of the Business Combination, subsequently lapse, expire, terminate or otherwise cease to be subject to such options (other than by reason of exercise of such options), will be available for issuance under the 2022 Plan.
The following Company Ordinary Shares will again be available for issuance under the 2022 Plan: (i) shares subject to awards under the 2022 Plan that lapse, expire, terminate or are canceled prior to the issuance of shares thereunder or that are issued under an award that is thereafter forfeited to or otherwise redeemed by MariaDB; (ii) shares that are withheld by or tendered to MariaDB as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award granted under the 2022 Plan; and (iii) shares subject to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.
Awards assumed or substituted under the 2022 Plan by MariaDB in connection with acquisitions or similar transactions will not reduce the share reserve under the 2022 Plan. Dividends or dividend equivalents paid in Ordinary Shares with respect to an award also will not reduce the share reserve, unless the Plan Administrator determines otherwise.
The maximum number of Ordinary Shares that can be issued upon the exercise of incentive stock options under the 2022 Plan may not exceed 6,648,319 Ordinary Shares, subject to equitable adjustments in the event of stock splits and similar capital changes affecting MariaDB.
Ordinary Shares issuable under the 2022 Plan will be drawn from authorized and unissued Ordinary Shares or Ordinary Shares redeemed by MariaDB and held as treasury shares.
Eligibility.   Awards may be granted under the 2022 Plan to employees, officers and directors of, as well as independent contractors (including consultants and advisors) to, MariaDB and its related companies, including its subsidiaries, who are selected by the Plan Administrator to receive an award.
Adjustments.   In the event of a share dividend, share split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or similar change in MariaDB’s corporate or capital structure, the Plan Administrator will make proportional adjustments to the maximum number and kind of securities (i) available for issuance under the 2022 Plan; (ii) issuable as incentive stock options; (iii) subject to any outstanding award, including the per share price of such securities; and (iv) any award terms that are affected by the change, in each case as necessary to prevent the diminution or enlargement of rights under the 2022 Plan.
Non-Employee Director Compensation Limit.   No member of the Board who is also not an employee of MariaDB or a related company may be granted awards or cash compensation for service as a director that exceeds in the aggregate $750,000 in value (with the value of awards denominated in shares computed based on the grant date fair value for such awards in accordance with applicable financial accounting standards). The Board or an authorized committee thereof may increase such limit to $1,000,000 for an individual director who is appointed during the fiscal year or who serves as the non-executive chairman of the Board, as lead independent director or as a member of a specially formed committee of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation to such non-employee director. Awards granted in previous calendar years will not count against the award limits in subsequent calendar years, even if the awards from previous calendar years are earned, vested or otherwise settled in calendar years following the calendar year in which they are granted.

Types of Awards.   The 2022 Plan permits the grant of any or all of the following types of awards, each of which will be evidenced by a written agreement, which may be electronic:
Stock Options.   The Plan Administrator may grant either nonqualified stock options or incentive stock options. Incentive stock options are stock options intended to comply with Section 422 of the Code. The Plan Administrator will determine the vesting terms for stock options. The exercise price of stock options must be at least equal to 100% of the fair market value of the underlying shares on the grant date (or if no price is available on such date, on the most recent date preceding the grant date on which such price is available), except in the case of stock options assumed or substituted for in acquisition transactions. Unless the Plan Administrator determines otherwise, fair market value means, as of a given date, the closing price of the Ordinary Shares as reported on the principal stock exchange or national market system on which the shares are traded. Stock options have a maximum term of 10 years from the grant date, subject to earlier termination following a participant’s termination of employment or service relationship with MariaDB or a related company. Unless an award agreement provides otherwise, vested stock options may be exercised for up to three months after termination of service other than terminations by reason of death or disability, in which case the stock option may be exercised for up to one year thereafter. In no event may a stock option be exercised after expiration of its maximum term. Stock options automatically terminate upon a termination for cause, unless the Plan Administrator determines otherwise.
Stock Appreciation Rights (“SARs”).   The Plan Administrator may grant SARs. Upon exercise, SARs are the right to receive, for each SAR exercised, payment in shares or cash, or in a combination of shares and cash, equal to the excess of the Ordinary Share’s fair market value on the date of exercise over the SAR grant price of the SAR. The term of a SAR cannot exceed 10 years and its grant price must be at least equal to 100% of the fair market value of the underlying shares on the grant date (or if no price is available on such date, on the most recent date preceding the grant date on which such price is available), except in the case of SARs assumed or substituted for in acquisition transactions.
Stock Awards, Restricted Stock Awards and Restricted Stock Unit Awards.   The Plan Administrator may grant awards of Ordinary Shares or awards denominated in units of Ordinary Shares. These awards may be subject to vesting conditions determined by the Plan Administrator, which may be based on continuous service with MariaDB or a related company over a prescribed time period or the achievement of specified performance criteria determined by the Plan Administrator. Restricted stock awards and restricted stock unit awards entitle the recipients to acquire Ordinary Shares, cash or a combination thereof, upon satisfaction of the applicable vesting restrictions. Unless the Plan Administrator determines otherwise, holders of stock awards and restricted stock awards will have the rights of shareholders upon issuance of such awards.
Performance Awards.   The Plan Administrator may grant performance awards in the form of performance share units or performance units. Performance share units are units valued by reference to a designated number of Ordinary Shares, and performance units are units valued by reference to a designated amount of property other than Ordinary Shares. Both types of awards may be payable in Ordinary Shares, cash or other property or a combination thereof, upon the attainment of performance criteria and other terms and conditions established by the Plan Administrator.
Other Stock Awards.   The Plan Administrator may grant other share- or cash-based awards under the 2022 Plan, subject to its terms and any other terms and conditions determined by the Plan Administrator.
No shares in the capital of MariaDB will be allotted or issued pursuant to the grant, exercise or vesting of an award (including under any cashless exercise provisions of the 2022 Plan or any related award agreement), unless such share is fully paid-up in cash on issuance to at least its nominal value and in a manner which does not contravene section 82 (Financial assistance for acquisition of shares) or any other provisions of the Irish Companies Act. A “cashless exercise provision” is one that entitles a holder of an award to elect to receive a reduced number of shares the subject of an award in (or purportedly in) full or partial satisfaction of the relevant exercise price. For the avoidance of doubt, the nominal value of an Ordinary Share may not be satisfied in this manner and must, in all circumstances, be paid-up in cash.
Performance Goals.   Awards granted under the 2022 Plan may be subject to the achievement of performance goals for MariaDB as a whole or any affiliate or business unit of MariaDB, including, but not limited to, any of the following: cash flows, earnings measures (including before taxes and/or interest and/or depreciation and amortization), earnings (loss) per share, operating income (loss), revenue, operating margin, return on equity, debt, share price appreciation, total or relative shareholder return, strategic initiatives or net income (loss). Performance goals may be established on an absolute basis or relative to the performance of other companies.
No Stock Option Repricing Permitted.   The Plan Administrator is not permitted, without shareholder approval, to (a) reduce the exercise or grant price of a stock option or SAR after it is granted; (b) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying Ordinary Shares, in exchange for cash, another stock option or SAR or other equity award (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar transaction); or (c) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.
Limited Transferability.   Awards (other than vested stock awards) generally may not be transferred, except by will or the laws of descent and distribution, unless the Plan Administrator approves a transfer of an award other than for value that complies with applicable law.
Change of Control or Liquidation.   Unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between a participant and MariaDB or a related company, the Plan Administrator is authorized to determine the effect of a change of control (as defined in the 2022 Plan) on then-outstanding awards without a participant’s consent, including that outstanding awards will be:
•
converted, continued, assumed, substituted for or replaced by a successor company with appropriate adjustments to the number and kind of shares and purchase or exercise prices;

•
terminated with respect to unvested awards or unexercised options or SARs immediately prior to the change of control;

•
terminated following accelerated vesting and exercisability in amounts determined by the Plan Administrator;

•
terminated in exchange for a payment in cash or property equal to the excess of the amount (i) that would have been attained upon the exercise of an award or settlement of the award as of the date of the change of control over (ii) the exercise or purchase price for such award; or

•
any combination of the foregoing.

Unless otherwise provided with respect to an award, if a successor company does not convert, continue, assume, substitute for or replace an award (or a portion thereof), time-vested awards will become fully vested in connection with the change of control and performance-based awards will be payable based on the terms set forth in the award agreement evidencing such performance award.
No Individual Rights.   No individual or participant will have any claim to be granted any award under the 2022 Plan. Participation in the 2022 Plan is entirely discretionary and does not create any contractual or other right to any benefit arising thereunder or to future participation in it (or any future amendment or replacement thereof).
Recoupment.   Awards granted under the 2022 Plan are subject to recoupment pursuant to MariaDB’s compensation recovery policy, any clawback provisions in a participant’s terms of employment or any clawback requirements under applicable law.
Amendment and Termination.   The Board and/or the Compensation and Human Resources Committee is permitted to amend the 2022 Plan or any outstanding award thereunder, except that only the Board is permitted to amend the 2022 Plan if shareholder approval of the amendment is required by applicable law or stock exchange rule. Amendment of an outstanding award generally may not materially adversely affect a participant’s rights under the award without the participant’s consent, subject to certain limited exceptions set forth in the 2022 Plan.
The Board and/or the Compensation and Human Resources Committee may suspend or terminate all or any portion of the 2022 Plan at any time. Unless sooner terminated, the 2022 Plan will terminate on the

10th anniversary of its approval by the board of directors of APHC, or October 18, 2032. Upon suspension or termination of the 2022 Plan, then outstanding awards will remain outstanding in accordance with their existing terms and conditions.
The foregoing summary of the 2022 Plan is qualified in its entirety by reference to the complete text of the 2022 Plan, which has been filed with the SEC.

DIRECTOR COMPENSATION
Fiscal Year 2022 Director Compensation Table of MariaDB
In fiscal year 2022, none of Legacy MariaDB’s directors received any cash compensation for service on Legacy MariaDB’s board of directors. In fiscal year 2022, Harold R. Berenson and Christine Russell received equity compensation for service on Legacy MariaDB’s board of directors. The compensation paid to Michael Howard, who serves as a director and previously served as our Chief Executive Officer, is presented under the Summary Compensation Table above.
During the fiscal year ended September 30, 2022, a company controlled by Michael Widenius, who served as a director of Legacy MariaDB, received compensation pursuant to a consulting arrangement with us for services provided by Michael Widenius, the amount of which is reported below (converted from Euros as described below and including a Value Added Tax amount). Mr. Widenius ceased serving as a director of Legacy MariaDB in January 2022.
Directors are reimbursed for expenses incurred in attending in-person director meetings.
The following table provides information regarding the amounts paid to non-employee directors who received compensation from Legacy MariaDB during fiscal year 2022.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Harold R. Berenson(2)	—	188,382	—	188,382
Christine Russell(3)	—	171,062	—	171,062
Michael Widenius(4)	—	—	456,330(5)	456,330

(1)
Amounts reflect aggregate grant date fair value of the option awards granted, computed, as of the grant date, in accordance with ASC Topic 718 and converted from Euros to U.S. dollars based on the conversion ratio in footnote 5 below. As of September 30, 2022, options to purchase shares of Legacy MariaDB were held by the non-employee directors as follows, without adjustment to reflect the Exchange Ratio in connection with the Business Combination: Mr. Berenson, 500,000 shares; Ms. Russell, 500,000 shares; and Mr. Widenius, 4,103,900 shares.

(2)
Mr. Berenson became a director in September 2022.

(3)
Ms. Russell became a director in July 2022.

(4)
Mr. Widenius ceased serving as a director on January 31, 2022.

(5)
Amounts reflect consulting fees paid to Mr. Widenius during fiscal year 2022 in the amount of $337,313 and four quarterly bonuses earned for fiscal year 2022 in the aggregate amount of $119,017, including an additional amount of $65,286 to cover Value Added Tax. The amounts reported have been converted from Euros to U.S. dollars based on a September 30, 2022 conversion ratio of $0.9785 U.S. dollar for each Euro.

In connection with becoming members of Legacy MariaDB’s board of directors, each of Mr. Berenson and Ms. Russell received an option to purchase 500,000 shares under Legacy MariaDB’s Summer 2022 USA Share Option Plan (“2022 USA Plan”). The options have a maximum ten-year term and vest in sixteen equal quarterly installments over four years, subject to the director’s continuous service. Each option was granted with an exercise price intended to be equal to the fair market value of the underlying shares on the grant date. In the event of a change of control (as defined in the 2022 USA Plan), the options become fully vested. (The Business Combination was not treated as a change of control for purposes of option vesting.)
Fiscal Year 2023 Director Compensation Table of MariaDB
Following closing of the Business Combination, the Board approved a compensation program for its non-employee directors. The program provides for a combination of cash and equity awards for each non-employee director’s service on the Board. The Board previously suspended equity grants under the program prior to the effectiveness of any grants thereunder, but, effective May 11, 2023, the Board approved reinstatement of the equity grant provisions of the program.
Cash Compensation.   Under the program, each non-employee director is eligible to receive the following annual cash compensation beginning after the closing of the Business Combination.
Annual Retainers (for the Fiscal Year)	Amount
Board member	$45,000
Chair of Committee:
Audit	$20,000
Compensation and Human Resources	$15,000
Governance and Sustainability	$10,000
Committee member:
Audit	$10,000
Compensation and Human Resources	$7,500
Governance and Sustainability	$5,000
Lead independent director	$20,000
Non-employee Board Chair	$40,000
Amounts are paid in arrears at the end of each applicable fiscal quarter. The amounts for service as a chair of a committee or as a member of a committee are in addition to the board member annual retainer. A chair of a committee receives the applicable amount above but does not also receive the committee member annual retainer. Amounts are pro-rated if a director’s service is not for an entire fiscal quarter. Directors are reimbursed for reasonable travel and other Board-related expenses.
Equity Compensation.   Non-employee directors will automatically receive a grant of restricted stock units (“RSUs”) on the date of each annual meeting of MariaDB’s shareholders (“Annual Awards”). The annual grants will have a grant value of $175,000, which will be converted into RSUs based on the average closing price of our Ordinary Shares over the 20 trading days ending on the trading day immediately preceding the grant date (rounded down to the next whole share).
Upon initial election or appointment to the Board, non-employee directors will receive an Annual Award, except that the grant value will be pro-rated for any director who is not appointed or elected on the date of an annual meeting of shareholders. Such directors will also be eligible to receive an initial award having a grant value of $175,000 (the “Initial Director Award”). The number of RSUs granted will be calculated in the same manner as that for Annual Awards.
All Annual Awards vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the day immediately prior to MariaDB’s next annual meeting of shareholders. Initial Director Awards vest in equal annual installments over three years from the grant date. Vesting is subject to a director’s continued service until the vesting date, except that RSUs fully accelerate in the event of a director’s death or disability. RSUs fully vest upon a change of control (as defined in the Equity Incentive Plan).
In connection with the Board’s reinstatement of the equity provisions of the program, all non-employee directors serving on the Board on May 11, 2023 were eligible to receive a one-time RSU grant having a grant date value of $87,500 on May 11, 2023 (which value was pro-rated from $175,000 to reflect the number of full months of service between the closing of the Business Combination and the date of the Annual Meeting). These grants will vest on the date of the Annual Meeting. These grants were otherwise materially consistent with the terms of the program originally approved by the Board for such grants but were delayed during the program’s suspension of equity grants. For fiscal year 2023, Mr. Suh has currently elected to receive a reduced amount of RSUs and cash retainers than he would otherwise be entitled to receive under the terms of the program for service on the Board.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of September 30, 2022, adjusted to reflect the Exchange Ratio applicable to outstanding options in connection with completion of the Business Combination.
Plan Category	(a) Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	9,641,693(1)	$1.15	3,947,224(2)
Equity compensation plans not approved by security holders	—	—	—
Total	9,641,693	$1.15	3,947,224

(1)
Reflects shares subject to outstanding options under the Prior Plans.

(2)
Reflects shares available for future issuance under the MariaDB Corporation Ab Amended and Restated Global Share Option Plan 2017, the MariaDB Corporation Ab Global Share Option Plan 2017 USA, and the 2022 USA Plan as of September 30, 2022. Following completion of the Business Combination in December 2022, no additional equity awards will be granted under such plans and grants will be made under the 2022 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
We have adopted a written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of the Audit Committee, or other independent members of the Board in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request that we enter into a transaction with an executive officer, director, principal shareholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.
All of the transactions described in this section were entered into prior to the adoption of this policy, including those related to APHC and the Business Combination.
APHC Founder Shares
On January 18, 2021, Angel Pond Partners LLC (the “Sponsor”) subscribed for 8,625,000 APHC Class B Ordinary Shares (the “Founder Shares”) for a total subscription price of $25,000, and fully paid for these on January 20, 2021. On May 18, 2021, in connection with the initial closing of the initial public offering of Angel Pond Holdings Corporation (the “APHC IPO”), the Sponsor surrendered an aggregate of 1,437,500 Founder Shares for no consideration, thereby reducing the aggregate number of Founder Shares outstanding to 7,187,500. On July 2, 2021, the underwriters of the APHC IPO partially exercised their over-allotment option, and 549,630 Founder Shares were subsequently forfeited for no consideration, thereby reducing the aggregate number of Founder Shares outstanding to 6,637,870. The Founder Shares were automatically canceled and converted into the right to receive Ordinary Shares on a one-for-one basis, subject to certain adjustments, in connection with the Irish Domestication Merger, pursuant to the terms and conditions of the Merger Agreement.
A portion of the Founder Shares were transferred to certain selling holders pursuant to forward purchase agreements and other transfer arrangements as described below in “— Forward Purchase Agreements and Other Transfer Arrangements”. In addition, the remaining Founder Shares held by the Sponsor were distributed to Dr. Wang and Lionyet International Ltd. in equal amounts prior to the completion of the Irish Domestication Merger as described below in “— Sponsor Liquidating Distribution.”
Private Placement Warrants
Simultaneously with the closing of the APHC IPO, APHC consummated the private placement of 7,000,000 APHC private warrants, at a price of $1.00 per APHC private warrant to the Sponsor ($7,000,000 in the aggregate).
On July 2, 2021, APHC completed a private placement with the Sponsor for an additional 310,297 APHC private warrants at a price of $1.00 per warrant generating gross proceeds of $310,297.
Each whole APHC private warrant was exercisable for one whole APHC Class A Ordinary Share at a price of $11.50 per share. The portion of the proceeds from the sale of the APHC private warrants to the Sponsor was added to the proceeds from APHC IPO held in the trust account. Pursuant to the Merger Agreement, the APHC private warrants were automatically adjusted to become the private placement warrants of MariaDB.
A portion of the APHC private warrants were transferred to certain selling holders pursuant to forward purchase agreements and other transfer arrangements as described below in “— Forward Purchase Agreements and Other Transfer Arrangements”. In addition, the remaining APHC private warrants held by the Sponsor were distributed to Dr. Wang and Lionyet International Ltd. in equal amounts prior to the completion of the Irish Domestication Merger as described below in “— Sponsor Liquidating Distribution”.

Forward Purchase Agreements and Other Transfer Arrangements
On March 15, 2021, the Sponsor entered into forward purchase arrangements with certain institutional and professional accredited investors with whom Theodore T. Wang and Shihuang “Simon” Xie, who founded the Sponsor, had pre-existing professional relationships pursuant to which the Sponsor agreed to transfer a total of 1,600,000 Founder Shares for upfront cash payments of $3.00 per share and 1,600,000 APHC private warrants for upfront cash payments of $1.00 per warrant, for total aggregate consideration of $6,400,000, which the Sponsor received prior to the closing of the APHC IPO. The transactions contemplated by these forward purchase arrangements are referred to herein as the “At Risk Capital Syndication.” In February 2021, the Sponsor, Dr. Wang and Mr. Xie entered into agreements with certain individuals, who were APHC officers performing non-executive functions, to transfer to them an aggregate 75,000 Founder Shares upon the closing of the Irish Domestication Merger for non-cash consideration in the form of services rendered. In the first half of 2022, the Sponsor entered into forward purchase arrangements with certain individuals with whom the Sponsor or co-founders had pre-existing relationships to transfer them an aggregate 60,000 Founder Shares for non-cash consideration in the form of services rendered. Together, these other forward purchase arrangements are referred to herein as the “Other Forward Purchase Arrangements.” The Founder Shares and APHC private warrants under the Risk Capital Syndication and Other Forward Purchase Arrangements were transferred to the counterparties prior to the completion of the Irish Domestication Merger, pursuant to the terms and conditions of the waiver to a letter agreement between APHC and the Sponsor, which modified in part the terms and conditions of a certain letter agreement, dated as of May 18, 2021, between APHC, the Sponsor and the other individuals party thereto.
Registration Rights Agreement
At the closing of the merger of Legacy MariaDB with and into Mangomill plc pursuant to the terms and conditions of the Merger Agreement (the “Merger”), MariaDB, the Sponsor, Theodore T. Wang, Lionyet International Ltd., certain other equity holders of APHC immediately prior to the consummation of the Business Combination, and certain affiliates and other equity holders of Legacy MariaDB, entered into a registration rights agreement (which has been filed with the SEC) and pursuant to which the selling holders under that registration statement and their permitted transferees are entitled to, among other things, registration rights, including demand, piggy-back and shelf registration rights. The registration rights agreement also provides that MariaDB will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Lock-Up Agreement
Concurrently with the execution of the Merger Agreement, APHC, MariaDB, the Sponsor certain executive officers and directors of Legacy MariaDB and APHC, and certain other equity holders of Legacy MariaDB and APHC, entered into a lock-up agreement which became effective upon the consummation of the Business Combination, pursuant to which, subject to certain exceptions, such holders have agreed that they will not sell, dispose of, or otherwise transfer the Ordinary Shares received pursuant to the transactions contemplated by the Merger Agreement and certain other securities, including the private placement warrants of MariaDB, until the earliest to occur of (i) 180 days after the date of the closing of the Merger (which is June 14, 2023) or (ii) the date on which MariaDB completes a subsequent liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction that results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. The lock-up agreement, as it relates to the Sponsor and its transferees, supersedes the obligations of the Sponsor and its transferees with respect to the lock-up under the letter agreement dated May 18, 2021, between APHC, the Sponsor and certain insiders of APHC entered into in connection with the APHC IPO.
Sponsor Liquidating Distribution
On December 14, 2022, the Sponsor conducted a liquidating distribution of all of the Founder Shares and APHC private warrants that it held on such date to its members, including Theodore T. Wang and Lionyet International Ltd., an entity owned and controlled by Shihuang “Simon” Xie, as permitted transferees pursuant to a liquidating distribution and assigned its registration rights in connection with the distribution.

As a result, each of the members of Sponsor have the same registration rights and transfer restrictions with respect to the Ordinary Shares and APHC private placement warrants of MariaDB and Ordinary Shares underlying the APHC private placement warrants of MariaDB received by such member pursuant to the liquidating distribution, including that, subject to limited exceptions, such holders will not transfer, assign or sell any of Ordinary Shares during a lock-up period pursuant to the lock-up agreement described above.
Angel Pond Capital LLC (Sponsor)
On January 10, 2022, APHC and Legacy MariaDB engaged J.P. Morgan and Angel Pond Capital LLC, an affiliate of the Sponsor, as joint co-placement agents for proposed private placements in connection with the Business Combination, including Legacy MariaDB’s Series D Preferred Shares financing and the PIPE Investment consisting of sale of 1,915,790 Ordinary Shares in exchange for an aggregate purchase price of $18,200,000 in connection with the consummation of the Business Combination. No fees were paid under this engagement, and J.P. Morgan waived any fees it could have been due under this agreement. The agreement associated with this engagement expired on March 15, 2022.
On March 17, 2022, APHC engaged Angel Pond Capital LLC as placement agent for proposed private placements in connection with the Business Combination. APHC agreed to pay certain placement agent fees in connection with the engagement. The agreement associated with this engagement was terminated on June 21, 2022.
Related Party Loans
On January 20, 2021, the Sponsor agreed to loan APHC an aggregate of up to $300,000 to cover expenses related to the APHC IPO pursuant to a note. This loan was non-interest bearing and payable upon the completion of the APHC IPO. On May 20, 2021, the $300,000 outstanding under the note was repaid in full.
On August 30, 2022, the Sponsor agreed to loan APHC an aggregate of up to $250,000 to be used for expenses of APHC. This loan was non-interest bearing and was to be forgiven upon the consummation of the Business Combination. If the loan was not forgiven, the unpaid principal balance on such loan would be payable by MariaDB. As of immediately prior to the closing of the Merger, $200,000 in loan amounts outstanding were forgiven in accordance with the terms of the August 30, 2022 promissory note.
On September 14, 2022, the Sponsor agreed to make available to Mangomill plc a loan facility in an aggregate amount of €263,063 to be advanced upon the written request of Mangomill plc. This loan facility agreement was non-interest bearing and any amount outstanding under the loan facility agreement was to be repaid on the Sponsor’s written demand or upon the closing of the Merger. As of the date of the closing of the Merger, no loan amounts were outstanding under this September 14, 2022 loan facility agreement.
Administrative Services Agreement
Commencing on May 20, 2021, APHC agreed to pay the Sponsor a total of $10,000 a month for office space, administrative and support services to an affiliate of the Sponsor. The agreement terminated upon the closing of the Business Combination.
MariaDB Relationships and Related Party Transactions
For more information regarding MariaDB executive officer and director compensatory arrangements, see the section titled “Executive Compensation — Employment Agreements and Offer Letters.”
In addition, for more information regarding MariaDB executive officer and director relationships with the Company and beneficial ownership holdings, please see “Beneficial Ownership of Securities.”

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended September 30, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s annual report to shareholders for the fiscal year ended September 30, 2022.
Members of the Audit Committee
Christine Russell, Chair
Jurgen Ingels
Alexander B. Suh
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, each as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of May 12, 2023, by:
•
each person known by the Company to be the beneficial owner of more than 5% of our Ordinary Shares;

•
each of the Company’s executive officers and directors; and

•
all of the Company’s executive officers and directors as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A person is also deemed to be, as of any date, the beneficial owner of all securities that such person has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant, or similar right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account, or similar arrangement, or (d) the automatic termination of a trust, discretionary account, or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as described above) held by that person that were exercisable or will become exercisable within 60 days of May 12, 2023, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The beneficial ownership of Ordinary Shares is based on 66,914,436 Ordinary Shares issued and outstanding as of May 12, 2023.
Unless otherwise indicated, we believe that all persons named in the table below had sole voting and investment power with respect to all of the Ordinary Shares owned by them on May 12, 2023. To our knowledge, no Ordinary Shares beneficially owned by any executive officer or director have been pledged as security.
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Shares
5% and Greater Shareholders:
Shihuang “Simon” Xie(2)	8,716,779	12.49%
Lionyet International Ltd.(2)	5,284,084	7.57%
Theodore T. Wang(3)	5,284,083	7.57%
Intel Capital Corporation(4)	6,282,325	9.39%
Entities affiliated with Runa Capital(5)	5,269,012	7.87%
Entities affiliated with SmartFin Capital(6)	5,878,775	8.79%
Alibaba.com (Europe)(7)	4,559,016	6.81%
Entities affiliated with Open Ocean(8)	3,506,755	5.24%
Lakeside Travel Holding Ltd.(2)	3,432,695	5.13%
California Technology Partners II, LP(10)	3,633,683	5.43%
Executive Officers and Directors:
Paul O’Brien(15)	—	*
Michael Howard(9)	2,384,564	3.64%
Alexander B. Suh(10)	4,412,322	6.59%
Theodore T. Wang(3)	5,284,083	7.57%
Christine Russell(11)	21,391	*
Harold R. Berenson(12)	21,392	*
Jurgen Ingels(6)	5,878,775	8.79%
Conor McCarthy	—	*
Franz Aman(13)	379,664	*
Roya Shakoori	—	*
All directors and executive officers (10 individuals) as a group(14)	18,461,824	26.10%

*
Less than one percent.

(1)
Unless otherwise noted, the business address of each of the beneficial owners is c/o MariaDB plc, 699 Veterans Blvd, Redwood City, CA 94063, United States of America.

(2)
Lakeside Travel Holding Ltd. is the record holder of 3,432,695 Ordinary Shares and Lionyet International Ltd. is the record holder of 2,428,935 Ordinary Shares. In addition, includes 2,855,149 Ordinary Shares issuable pursuant to outstanding private placement warrants of MariaDB held by Lionyet International Ltd. exercisable within 60 days of May 12, 2023. Lakeside Travel Holdings Ltd. and Lionyet International Ltd. are entities owned and controlled by Mr. Xie. The business address of Lakeside Travel Holding Ltd. and Lionyet International Ltd. is 5/F, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong.

(3)
The business address of Theodore T. Wang is 590 Madison Avenue, 21st Floor, New York, NY 10022. Includes 2,855,148 Ordinary Shares issuable pursuant to outstanding private placement warrants of MariaDB exercisable within 60 days of May 12, 2023.

(4)
Intel Capital Corporation is a direct wholly-owned subsidiary of Intel Corporation. Intel Capital Corporation shares voting and investment power over all of the shares with Intel Corporation. Intel Corporation may also be deemed to beneficially own the shares due to its ownership of Intel Capital Corporation. The business address for each of Intel Corporation and Intel Capital Corporation is c/o Intel Corporation, 2200 Mission College Boulevard, Santa Clara, California, 95054.

(5)
Represents 2,557,043 Ordinary Shares beneficially owned by Runa Capital Fund II L.P., 1,992,618 Ordinary Shares beneficially owned by Runa Capital Opportunity Fund I, L.P., and 719,351 Ordinary Shares beneficially owned by Runa Ventures I Limited. The business address of Runa Capital is Williams House, 4th Floor, 20 Reid Street, Hamilton HM 11, Bermuda.

(6)
Represents 3,733,341 Ordinary Shares beneficially owned by SmartFin Capital NV (private privak) and 2,145,434 Ordinary Shares beneficially owned by Smartfin Capital II CommV. Mr. Ingels, a director of MariaDB, holds joint voting and investment discretion with respect to these shares. The business address of SmartFin Capital is Priester Cuypersstraat 3, B-1040 Brussels, Belgium.

(7)
The business address of Alibaba.com (Europe) is 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.

(8)
Represents 1,802,847 Ordinary Shares beneficially owned by Open Ocean Opportunity Fund I Ky, 1,457,649 Ordinary Shares beneficially owned by Open Ocean Fund Two Ky, and 218,834 and 27,425 Ordinary Shares, respectively, beneficially owned by its directors, Patrik Backman, and Ralf Wahlsten. The business address of Open Ocean is Pohjoisesplanadi 33 00100 Helsinki, Finland.

(9)
On May 26, 2023, Mr. Howard informed us of his resignation as CEO of MariaDB (be continues as a director), effective May 26, 2023. Includes 867,710 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of May 12, 2023.

(10)
California Technology Partners II, LP is the record holder of 3,633,683 Ordinary Shares and J.J. Jacobs Enterprises, LLC is the record holder of 778,639 Ordinary Shares. Mr. Suh, a director of MariaDB, holds joint voting and investment discretion with respect to these shares. The business address of J.J. Jacobs Enterprises and California Technology Partners is 670 N. Rosemead Blvd., Suite 201, Pasadena, California.

(11)
Consists of 21,391 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of May 12, 2023.

(12)
Consists of 21,392 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of May 12, 2023.

(13)
Includes 49,952 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of May 12, 2023.

(14)
Includes (i) 960,445 Ordinary Shares issuable pursuant to outstanding options under MariaDB equity plans exercisable within 60 days of May 12, 2023 and (ii) 2,855,148 Ordinary Shares issuable pursuant to outstanding private placement warrants of MariaDB exercisable within 60 days of May 12, 2023.

(15)
On May 26, 2023, Mr. O’Brien was appointed CEO of MariaDB.

OTHER MATTERS
As of the date of this Proxy Statement, the Board does not know of any matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters properly come before the Annual Meeting, or any adjournment thereof, and are voted upon, your proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by your proxy as to any of these matters.
PROPOSALS BY OUR SHAREHOLDERS
Shareholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received no later than the close of business on January 31, 2024. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of shareholder proposals in our proxy materials. If the date of the next annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.
Additionally, the Articles provide that a shareholder desiring to nominate a director or bring any other business before the shareholders at an annual general meeting must notify our corporate secretary of such proposal in writing not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting of shareholders. Accordingly, for our 2024 annual general meeting of shareholders, any notification must be made no earlier than March 31, 2024 and no later than April 30, 2024. If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, then shareholder notice must be so received not earlier than 90 days prior to such annual general meeting and not later than the close of business on the later of (i) the 60th day prior to such annual general meeting or (ii) the tenth day following the date on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever event first occurs. Shareholders are advised to review the Articles, which contain additional requirements with respect to advance notice of shareholder proposals. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
In addition to satisfying the requirements under the Articles with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with all the requirements of Rule 14a-19.
AVAILABLE INFORMATION
Upon written request we will mail, without charge, a copy of our 2022 annual report to shareholders for the fiscal year ended September 30, 2022 and our Current Report on Form 8-K reporting 2022 financial information for Legacy MariaDB and APHC (the “Super 8-K”), including the financial statements and list of exhibits and any exhibit specifically requested. Requests should be sent to:
MariaDB plc
Attention: Roya Shakoori, General Counsel and Corporate Secretary
699 Veterans Blvd, Redwood City, CA 94063, United States of America
Email: proxy@mariadb.com
The 2022 annual report to shareholders and the Super 8-K are also available on our investor relations website, which is located at investors.mariadb.com. References to website addresses in this Proxy Statement are not intended to function as hyperlinks and, except as specified herein, the information contained on, or that can be accessed through, such websites is not part of this Proxy Statement.

01 - Christine Russell 02 - Jurgen Ingels For Against Abstain For Against Abstain 1 U P X MariaDB plc Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03TP4C + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed and A FOR Proposals 2, 3 and 4. 2. To ratify the appointment of MaloneBailey, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2023. 3. To appoint UHY Farrelly Dawe White Limited, as the Company's statutory auditor under Irish law, to hold office until the conclusion of the Company's next annual general meeting of shareholders. 1. To re-elect two directors as Class I directors whose term expires in 2026: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. To authorize the Audit Committee to determine the remuneration of UHY Farrelly Dawe White Limited in its capacity as the Company's statutory auditor under Irish law. 5. In the discretion of the proxies on such other business as may properly come before the meeting. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2023 Annual Meeting Proxy Card For Against Abstain 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 5 7 8 1 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/MRDB or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MRDB Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada or 1-781-575-2300 if outside these areas. Votes submitted must be received by 11:59 p.m., Pacific Time, on June 28, 2023. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MRDB Notice of 2023 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 29, 2023 The undersigned hereby appoints Michael Howard and Roya Shakoori, and each or either of them, as attorney-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxies of the undersigned at the annual general meeting of shareholders of MariaDB plc, to be held on June 29, 2023, at 8:00 a.m. Pacific Time, at 699 Veterans Blvd, Redwood City, CA 94063, United States of America, and at all adjournments thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of ordinary shares of MariaDB plc, which the undersigned, if personally present, would be entitled to vote. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4, AND IN THE DISCRETION OF THE PROXY HOLDERS, AND EACH OR EITHER OF THEM, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. (Items to be voted appear on reverse side) Proxy — MariaDB plc qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/MRDB 2023 Annual Meeting of Shareholders of MariaDB plc will be held on Thursday, June 29, 2023 at 8:00 a.m. Pacific Time 699 Veterans Blvd Redwood City, CA 94063 United States of America